UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Nektar Therapeutics

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, California 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2014

AT 2:00 P.M. PACIFIC TIME

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Nektar Therapeutics, a Delaware corporation. The 2014 Annual Meeting will be held on Wednesday, June 25, 2014, at 2:00 p.m. local time at Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158, for the following purposes:

1.	To elect three directors with terms to expire at the 2017 Annual Meeting of Stockholders.

2.	To approve an amendment to our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock available for issuance under the plan by 1,000,000 shares for a total reserve of 2,500,000 shares.

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

4.	To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

5.	To conduct any other business properly brought before the 2014 Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The record date for the 2014 Annual Meeting is April 28, 2014. Only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the 2014 Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you attend the 2014 Annual Meeting in person, it is important that your shares be represented. You may vote your proxy on the Internet, by phone or by mail in accordance with the instructions in the Notice of Availability of Proxy Materials.

On behalf of the Board of Directors, thank you for your participation in this important annual process.

By Order of the Board of Directors

/s/ Gil M. Labrucherie

Gil M. Labrucherie

Senior Vice President, General Counsel and

Secretary

San Francisco, California

May 16, 2014

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ON THE INTERNET, BY PHONE OR BY MAIL AS INSTRUCTED IN THE NOTICE OF AVAILABILITY OF PROXY MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

NEKTAR THERAPEUTICS

455 Mission Bay Boulevard South

San Francisco, California 94158

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2014

AT 2:00 P.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES

WHY AM I RECEIVING THESE MATERIALS?

We sent you a Notice of Availability of Proxy Materials (the “Notice”) because the board of directors of Nektar Therapeutics (“Nektar,” the “Company,” “we” or “us”) is soliciting your proxy to vote at our 2014 annual meeting of stockholders (the “Annual Meeting”) to be held on June 25, 2014 at 2:00 p.m. local time at Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158. We invite you to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail.

The Notice was first sent or made available on or about May 16, 2014 to all stockholders of record entitled to vote at the Annual Meeting.

WHO CAN VOTE AT THE ANNUAL MEETING?

Only stockholders of record at the close of business on April 28, 2014 will be entitled to vote at the Annual Meeting. On this record date, there were 126,977,078 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 28, 2014, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, LLC, then you are a stockholder of record. The Notice will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet or by phone as instructed in the Notice or by proxy by mail by requesting a paper copy of the proxy materials as instructed in the Notice to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 28, 2014, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

WHAT AM I VOTING ON?

There are four matters scheduled for a vote:

•	Proposal 1: To elect three directors with terms to expire at the 2017 Annual Meeting of Stockholders.

•

Proposal 2: To approve an amendment to our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock available for issuance under the plan by 1,000,000 shares for a total reserve of 2,500,000 shares.

•	Proposal 3: To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

•	Proposal 4: To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

HOW ARE PROXY MATERIALS DISTRIBUTED?

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are sending the Notice to our stockholders of record and beneficial owners as of April 28, 2014. Stockholders will have the ability to access the proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, on the Internet at www.nektar.com or to request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice.

In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.

HOW DO I VOTE?

You may either vote “For” or “Against” or abstain from voting with respect to each nominee to the board of directors. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of April 28, 2014, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by phone by following the instructions provided in the Notice or, if you request printed copies of the proxy materials by mail, you may vote by mail. If your proxy is properly executed in time to be voted at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the instructions you provide. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

1.	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

2.	To vote on the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the 12-digit control number from the Notice and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 24, 2014 to be counted.

3.	To vote by phone, request a paper or email copy of the proxy materials by following the instructions on the Notice and call the number provided with the proxy materials to transmit your voting instructions. Your vote must be received by 11:59 p.m. Eastern Time on June 24, 2014 to be counted.

4.	To vote by mail, request a paper copy of the proxy materials by following the instructions on the Notice and complete, sign and date the proxy card enclosed with the paper copy of the proxy materials and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice and voting instructions from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with the Notice, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

HOW MANY VOTES DO I HAVE?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 28, 2014.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to take any action at the meeting (other than to adjourn the meeting). The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On April 28, 2014, there were 126,977,078 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Annual Meeting. Even if your valid proxy card indicates that you abstain from voting or if a broker indicates on a proxy that it lacks discretionary authority to vote your shares on a particular matter, commonly referred to as “broker non-votes,” your shares will still be counted for purposes of determining the presence of a quorum at the Annual Meeting. If there is no quorum, the chairman of the Annual Meeting or a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

WHAT IF I RETURN A PROXY CARD BUT DO NOT MAKE SPECIFIC CHOICES?

If you are a stockholder of record and you return a proxy card without marking any voting selections, your shares will be voted:

1.	Proposal 1: “For” election of all three nominees for director.

2.	Proposal 2: “For” the increase to the aggregate number of shares of common stock authorized for issuance under the Employee Stock Purchase Plan.

3.	Proposal 3: “For” the ratification of the audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

4.	Proposal 4: “For” the approval of the resolution regarding executive compensation.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”) and you will need to obtain a proxy form from the organization that holds your shares and follow the instructions included on that form regarding how to instruct the organization to vote your shares. If you do not give instructions to your broker, bank or other agent, it can vote your shares with respect to “discretionary” items but not with respect to “non- discretionary” items. Discretionary items are proposals considered routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may vote your shares held in street name on such proposals. Non-discretionary items are proposals considered non-routine under the rules of various national securities exchanges, and, in the absence of your voting instructions, your broker, bank or other agent may not vote your shares held in street name on such proposals and the shares will be treated as broker non-votes. Proposals 1, 2, and 4 are matters considered non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposals 1, 2, and 4 and your shares will constitute broker non-votes which will be counted for purposes of determining whether a quorum exists but will not affect the outcome of these proposals. Proposal 3 involves a matter we believe to be routine and thus if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposal 3 and therefore no broker non-votes are expected to exist in connection with Proposal 3.

HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will count, with respect to Proposals 1, 2, 3, and 4 “For” votes, “Against” votes and abstentions, and with respect to Proposals 1, 2, and 4, broker non-votes.

WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?

•

For Proposal 1 electing three members of the board of directors, each director must receive a “For” vote from a majority of the votes cast at the Annual Meeting on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case and excluding abstentions with respect to that director’s election.

•

For Proposal 2 approving an amendment to our Employee Stock Purchase Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan, the proposal must receive a “For” vote from the majority of the shares present and entitled to vote and cast either in person or by proxy.

•

For Proposal 3 ratifying the audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014, the proposal must receive a “For” vote from the majority of the shares present and cast either in person or by proxy.

•

For Proposal 4 approving the resolution regarding executive compensation, the proposal must receive a “For” vote from the majority of the shares present and entitled to vote and cast either in person or by proxy.

WHO IS PAYING FOR THIS PROXY SOLICITATION?

We will pay for the entire cost of soliciting proxies. In addition to the Notice and the proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication.

We will not pay our directors and employees any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Notice and any other proxy materials to beneficial owners.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each Notice to ensure that all of your shares are voted.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

1.	A duly executed proxy card with a later date or time than the previously submitted proxy;

2.	A written notice that you are revoking your proxy to our Secretary, care of Nektar Therapeutics, at 455 Mission Bay Boulevard South, San Francisco, California 94158; or

3.	A later-dated vote on the Internet or by phone or a ballot cast in person at the Annual Meeting (simply attending the Annual Meeting will not, by itself, revoke your proxy).

If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank or other agent, or if you have received a proxy from your broker, bank or other agent giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR NEXT YEAR’S ANNUAL MEETING?

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in our 2015 proxy statement. Any such proposal must be submitted in writing by January 16, 2015, to our Secretary, care of Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158. If we change the date of our 2015 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Alternatively, under our bylaws, if you wish to submit a proposal that is not to be included in next year’s proxy statement or nominate a director, you must provide specific information to us no earlier than March 27, 2015 and no later than the close of business on April 27, 2015. If we change the date of our 2015 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline shall be changed to not later than the sixtieth day prior to such annual meeting and no earlier than the close of business on the ninetieth day prior to such annual meeting. In the event we provide less than 70 days’ notice or prior public disclosure of the date of the annual meeting, the stockholder proposal or nomination must be received not later than the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The public announcement of an adjournment or postponement of the 2015 annual meeting does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this proxy statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.

A stockholder’s submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. Proposals or nominations not meeting these requirements will not be entertained at any annual meeting.

In relation to stockholder proposals and nominations, in certain instances we may exercise discretionary voting authority under proxies held by the board of directors. For instance, if we do not receive a stockholder proposal by April 27, 2015, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal. If we change the date of our 2015 annual meeting by more than 30 days from the date of the previous year’s annual meeting, the deadline will change to a reasonable time before we begin to print and send our proxy materials. In addition, even if we are notified of a stockholder proposal within the time requirements discussed above, if the stockholder does not comply with certain requirements of the Exchange Act, we may exercise discretionary voting authority under proxies held by the board of directors on such stockholder proposal if we include advice in our proxy statement on the nature of the matter and how we intend to exercise our discretion to vote on the matter.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address may receive only one copy of the Notice, unless one or more of these stockholders notifies us that they wish to receive individual copies of the Notice and, if requested, other proxy materials. This process potentially means extra convenience for stockholders and cost savings for companies.

If you are a beneficial owner of our common stock, once you receive notice from your broker, bank or other agent that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate Notices or other proxy materials, please notify your broker, bank or other agent, direct your written request to Nektar Therapeutics, Secretary, 455 Mission Bay Boulevard South, San Francisco, California 94158 or contact our Secretary at (415) 482-5300. Stockholders who currently receive multiple copies of the Notice or other proxy materials at their address and would like to request householding of their communications should contact their broker, bank or other agent.

HOW CAN I FIND OUT THE RESULTS OF THE VOTING AT THE ANNUAL MEETING?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is presently comprised of nine (9) directors and is divided into three (3) classes. Each class consists of one third of the total number of directors, and each class has a three (3) year term. There are three (3) current directors in Class I, whose term of office expires in 2014: Joseph J. Krivulka, Howard W. Robin and Dennis L. Winger. Each of the current directors in Class I has been nominated for reelection at the Annual Meeting. Messrs. Krivulka, Robin and Winger were all previously elected by the stockholders. Vacancies on the board, including vacancies created by an increase in the number of directors, are filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class serves until the earlier of the remainder of the full term of that class, that director’s successor is elected and qualified or their death, resignation or removal.

Directors are elected by a majority of the votes cast at the Annual Meeting on the election of directors. A majority of votes cast shall mean that the number of shares voted “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election, with votes cast including votes “Against” in each case but excluding abstentions with respect to that director’s election. Shares represented by executed proxies by stockholders of record will be voted for the election of the three nominees named below, unless the “Against” or “Abstain” voting selection has been marked on the proxy card. Neither abstentions nor broker non-votes will have an effect on the outcome of the vote.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the nominating and corporate governance committee and nominated by the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of the nominees will serve until the earliest of the 2017 annual meeting of our stockholders, his successor is elected and qualified or his death, resignation or removal.

The following is a brief biography of each nominee.

Joseph J. Krivulka

Joseph J. Krivulka, age 62, has served as our director since March 2005. Mr. Krivulka is the founder and current Chairman of Akrimax Pharmaceuticals, LLC, an emerging branded pharmaceutical company, and has served in that capacity since its inception in February 2007. He is also the founder and chairman of Rouses Point Pharmaceuticals LLC, a generic pharmaceutical products company, as well as the founder and chairman of MIST Pharmaceuticals, LLC, a cardiovascular pharmaceutical products company. Mr. Krivulka was the founder and President of Triax Pharmaceuticals, a dermatology products company, a position he held from November 2004 through the sale of the company to PreCision Dermatology in April 2012. Mr. Krivulka was a co-founder and President of Reliant Pharmaceuticals, LLC, a company that markets pharmaceutical products, from 1999 until 2004. Mr. Krivulka was formerly Chief Executive Officer of Bertek, Inc., a generic pharmaceutical products company that is a subsidiary of Mylan Inc., and Corporate Vice President of Mylan Inc., a generic pharmaceutical products company. He holds a B.S. from West Virginia Wesleyan College.

Howard W. Robin

Howard W. Robin, age 61, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin served as Chief Executive Officer, President and a director of Sirna Therapeutics, Inc., a biotechnology company, from July 2001 to November 2006 and from January 2001 to June 2001, served as their Chief Operating Officer, President and as director. From 1991 to 2001, Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc., a pharmaceutical products company that is a subsidiary of Schering, AG, and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987, Mr. Robin was Director of Business Planning and Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. He received his B.S. in Accounting and Finance from Fairleigh Dickinson University in 1974.

Dennis L. Winger

Dennis L. Winger, age 66, has served as our director since December 2009. Mr. Winger was Senior Vice President and Chief Financial Officer of Applera Corporation, a life sciences company, from 1997 through December 2008. From 1989 to 1997, Mr. Winger served as Senior Vice President, Finance and Administration, and Chief Financial Officer of Chiron Corporation. From 1982 to 1989, Mr. Winger was with The Cooper Companies, Inc., where he held positions of increasing responsibility, including that of Chief Financial Officer. Mr. Winger currently serves on the board of directors of Accuray Incorporated (NASDAQ: ARAY), a radiosurgery company. Mr. Winger recently served on the board of directors of each of Vertex Pharmaceuticals Incorporated, a pharmaceutical company, until May 2012, Cephalon, Inc. a pharmaceutical company, until its merger with Teva Pharmaceuticals Industry Limited in October 2011 and Cell Genesys, Inc. until its merger with BioSante Pharmaceuticals in October 2009. Mr. Winger received a B.A. from Siena College and an M.B.A. from the Columbia University Graduate School of Business.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR EMPLOYEE STOCK PURCHASE PLAN

In February 1994, our board of directors adopted, and our stockholders subsequently approved, The Employee Stock Purchase Plan, as amended and restated (the “Purchase Plan”). The Purchase Plan was amended and restated in May 2002, and the amended and restated version of the Purchase Plan was approved by our stockholders in June 2002. The amended and restated Purchase Plan was amended in March 2010, and such amendment was approved by our stockholders in June 2010. On April 11, 2014, subject to stockholder approval, our board of directors amended the Purchase Plan to increase the number of shares of common stock available for issuance under the Purchase Plan by an additional 1,000,000 shares. Our board of directors adopted this amendment in order to ensure that a sufficient reserve of shares of common stock remains available for the grant of purchase rights under the Purchase Plan.

Currently, 1,500,000 shares of common stock are authorized for issuance under the Purchase Plan. As of March 31, 2014, 294,054 shares of common stock remain available for future issuance under the Purchase Plan. If stockholders approve the amendment to the Purchase Plan, the maximum number of shares authorized for issuance under the Purchase Plan will increase from 1,500,000 shares to 2,500,000 shares. If approved, the additional 1,000,000 shares would bring the total number of shares currently available for grant under the Purchase Plan to 1,294,054 shares.

Stockholders are requested in this Proposal 2 to approve the amendment to the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and cast on this proposal will be required to approve the amendment to the Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the Purchase Plan, as amended and restated, are outlined below:

SUMMARY OF PURCHASE PLAN (AS PROPOSED TO BE AMENDED)

The principal terms of the Purchase Plan, as proposed to be amended, are summarized below. The following summary is qualified in its entirety by the full text of the Purchase Plan, in its current form, which appears as Exhibit 1 to this proxy statement and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the Purchase Plan by writing to Investor Relations at 455 Mission Bay Boulevard South, San Francisco, California 94158.

PURPOSE

The purpose of the Purchase Plan is (i) to provide a means by which our employees (and employees of any of our subsidiaries designated by the board of directors to participate in the Purchase Plan) may be given an opportunity to purchase our common stock through payroll deductions, (ii) to assist us in retaining the services of our employees and secure and retain the services of new employees, and (iii) to provide incentives for such persons to exert maximum efforts for our success. All of our employees employed in the United States are eligible to participate in the Purchase Plan.

The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the U.S. Internal Revenue Code.

ADMINISTRATION

The board of directors administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The board of directors has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our subsidiaries will be eligible to participate in the Purchase Plan.

The board of directors has the power, which it has not yet exercised, to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the board of directors. As used herein with respect to the Purchase Plan, the “board of directors” refers to any committee the board of directors appoints and to the board of directors.

STOCK SUBJECT TO PURCHASE PLAN

Currently, a maximum of 1,500,000 shares of common stock are authorized for issuance under the Purchase Plan. If stockholders approve the amendment to the Purchase Plan, the maximum number of shares authorized for issuance under the Purchase Plan will increase from 1,500,000 shares to 2,500,000 shares (an increase of 1,000,000 shares). If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the Purchase Plan.

OFFERINGS

The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the board of directors. The maximum length for an offering under the Purchase Plan is twenty-seven months. Currently, under the Purchase Plan, each offering is twenty- four months long and is divided into four shorter “purchase periods” approximately six months long.

ELIGIBILITY

Unless otherwise determined by the board of directors in accordance with the terms of the Purchase Plan, any person who is customarily employed at least twenty hours per week and five months per calendar year by us (or by any of our parent or subsidiary designated by the board of directors) on the first day of an offering is eligible to participate in that offering, provided that such employee has been continuously employed by us or the designated parent or subsidiary corporation for at least six months preceding the first day of the offering. Officers who are “highly compensated” as defined in the U.S. Internal Revenue Code may be eligible to participate in the Purchase Plan.

However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any parent or subsidiary (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may accrue rights to purchase more than $25,000 worth of common stock (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans and the employee stock purchase plans of any of our parent or subsidiary corporations in any calendar year.

As of March 31, 2014, approximately 360 individuals employed by the Company and participating subsidiaries are eligible to participate in the Purchase Plan.

PARTICIPATION IN THE PURCHASE PLAN

Eligible employees enroll in the Purchase Plan by delivering to us, prior to the date selected by the board of directors for the offering, an agreement authorizing payroll deductions of up to 15% of such employees’ total compensation during the offering.

PURCHASE PRICE

The purchase price per share at which shares of common stock are sold in an offering under the Purchase Plan is the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering or (ii) 85% of the fair market value of a share of common stock on the applicable purchase dates.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

The purchase price of the shares is accumulated by payroll deductions over the offering. At any time during the offering, a participant may reduce or terminate his or her payroll deductions as the board of directors provides in the offering. A participant may increase or decrease such payroll deductions after the beginning of the offering as the board of directors provides in the offering. Further, in the case of an employee who first becomes eligible to participate as of a date specified during the offering, such employee may make payroll deductions after the beginning of the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with our general funds. A participant may not currently make additional payments into such account.

PURCHASE OF STOCK

Upon execution of an agreement to participate in the Purchase Plan by an employee, shares of common stock are automatically purchased on the employee’s behalf under the Purchase Plan. In connection with offerings made under the Purchase Plan, the board of directors specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the board of directors would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the offering at the applicable price. See “Withdrawal” below.

WITHDRAWAL

While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT

Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee’s employment for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

Rights granted under the Purchase Plan are not transferable, other than by will or the laws of descent and distribution or by a beneficiary designation by the employee in the event of the employee’s death, and may be exercised only by the person to whom such rights are granted.

ADJUSTMENT PROVISIONS

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by us, will result in appropriate changes to the type(s), class(es) and number of shares of common stock subject to the Purchase Plan and to outstanding purchase rights. In that event, the Purchase Plan will be appropriately adjusted in the type(s), class(es) and maximum number of shares subject to the Purchase Plan and the outstanding purchase rights granted under the Purchase Plan will be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such purchase rights.

EFFECT OF CERTAIN CORPORATE TRANSACTIONS

In the event of (i) the sale, lease, license or other disposition of all or substantially all of our assets, (ii) the sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the Purchase Plan or may substitute similar rights. If any surviving or acquiring corporation does not continue or assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within ten days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

DURATION, AMENDMENT AND TERMINATION

The board of directors may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate at the time that all of the shares of common stock reserved for issuance under the Purchase Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Purchase Plan.

The board of directors may amend the Purchase Plan at any time. Any amendment of the Purchase Plan must be approved by the stockholders if the amendment is necessary for the Purchase Plan to satisfy Section 423 of the U.S. Internal Revenue Code or other applicable laws and regulations.

Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

FEDERAL INCOME TAX INFORMATION

Following is a general summary of the current federal income tax principles applicable to the Purchase Plan. The following summary is not intended to be exhaustive and does not describe state, local or international tax consequences.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. Participant contributions to the Purchase Plan are made on an after-tax basis. That is, a participant’s Purchase Plan contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction. Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her Purchase Plan option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the Purchase Plan. The particular tax consequences of a sale of shares acquired under the Purchase Plan depends on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the Purchase Plan and ends on the later of (1) two years after the grant date of the offering period in which the participant acquired the shares, or (2) one year after the exercise date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the grant date of the offering period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the grant date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the exercise date on which the participant acquired the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the exercise date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the exercise date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the exercise date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

SECURITIES UNDERLYING AWARDS

The closing price of a share of the Company’s common stock as of April 28, 2014 was $11.49 per share.

SPECIFIC BENEFITS

The benefits that will be received by or allocated to eligible participants under the Purchase Plan in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the Purchase Plan (subject to the limitations discussed above) is entirely within the discretion of each participant. If the amended and restated version of the Purchase Plan had been in effect for the year ended December 31, 2013, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the numbers of shares purchased as set forth in the table below.

As of March 31, 2014, 1,205,946 shares of our common stock had been purchased under the Purchase Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2013, see the material under the heading “Executive Compensation Plan Information” below.

Aggregate Past Purchases Under Purchase Plan

Name and Position	Aggregate Number of Shares Purchased Under the Plan in the Year Ended December 31, 2013	Aggregate Number of Shares Purchased Under the Plan in All Completed Offering Periods
Executive Group:
Howard W. Robin	0	0
President and Chief Executive Officer

John Nicholson	0	0
Senior Vice President, Finance and Chief Financial Officer

Stephen K. Doberstein, Ph.D.	0	0
Senior Vice President and Chief Scientific Officer

Rinko Ghosh	0	1,500
Senior Vice President and Chief Business Officer

Gil M. Labrucherie	0	250
Senior Vice President and General Counsel

Non-Executive Director Group:

Robert B. Chess	0	250	(1)

R. Scott Greer	0	0

Joseph J. Krivulka	0	0

Christopher A. Kuebler	0	0

Lutz Lingnau	0	0

Susan Wang	0	0

Roy A. Whitfield	0	0

Dennis L. Winger	0	0

All employees, including all current officers who are not executive officers, as a group:	140,231	1,205,946

(1)	Mr. Chess participated in the Purchase Plan while employed by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains five equity compensation plans: the 2012 Plan, the 2008 Plan, the 2000 Non-Officer Plan, the 2000 Plan and the Purchase Plan. With the exception of the 2000 Non-Officer Plan, these plans have each been approved by the Company’s stockholders. Stockholders are being asked to approve an amendment to the Purchase Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2013.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	14,936,311	[1]	$8.76	[2]	7,954,265	[3]
Equity compensation plans not approved by stockholders[4]	5,718,904	[5]	$9.84	[2]	0
Total	20,655,215		$9.06	[2]	7,954,265

[1]

Of these shares, 3,781,991 shares were subject to options then outstanding under the 2012 Plan. In addition, 3,957,282 shares were subject to options then outstanding under the 2008 Plan, and 7,197,038 shares were subject to options then outstanding under the 2000 Plan. The Company’s authority to grant new awards under the 2000 Plan terminated on February 9, 2010, and the Company’s authority to grant new awards under the 2008 Plan terminated on June 28, 2012.

[2]	This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding restricted stock units.
[3]

This number of shares is presented after giving effect to the 67,056 shares purchased under the Purchase Plan for the purchase period that ended November 30, 2013. Of the aggregate number of shares that remained available for future issuance, 7,660,211 shares were available under the 2012 Plan, and 294,054 shares were available under the Purchase Plan.

[4]

This row reflects information for the 2000 Non-Officer Plan. The 2000 Non-Officer Plan was adopted by our board of directors on August 18, 1998, and was amended and restated in its entirety on June 6, 2000. The purpose of the 2000 Non-Officer Plan is to attract and retain qualified personnel, to provide additional incentives to employees and consultants and to promote the success of our business. Pursuant to the 2000 Non-Officer Plan, we may grant or issue non-qualified stock options, rights to acquire restricted stock and stock bonuses to employees and consultants who are neither officers nor directors of the Company. The maximum term of a stock option under the 2000 Non-Officer Plan is eight years. The exercise price of stock options granted under the 2000 Non-Officer Plan is determined by our board of directors by reference to the closing price of our common stock on the Nasdaq Global Market on the date of grant. The Company’s authority to grant new awards under the 2000 Non-Officer Plan terminated on June 28, 2012.

[5]	Of these shares, 5,718,904 were subject to options then outstanding under the 2000 Non-Officer Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since our inception in 1990. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in our best interests and our stockholders’ best interest.

The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and cast on this proposal will be required to ratify the selection of Ernst & Young LLP for our fiscal year ending December 31, 2014. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the effect of a vote against the ratification of Ernst & Young LLP as our independent registered public accounting firm. No broker non-votes are expected to exist in connection with this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The board of directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

We have designed our executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders.

We urge you to carefully review the Compensation Discussion and Analysis section of this proxy statement for details on our executive compensation, including our compensation philosophy and objectives and the 2013 compensation of the Named Executive Officers described in “Information About the Executive Officers—Compensation Discussion and Analysis—Introduction.”

We are presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our compensation program for the Named Executive Officers by voting for or against the following resolution (a “say-on-pay” vote), as required pursuant to Section 14A of the Exchange Act:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion contained in the proxy statement for the Company’s 2014 Annual Meeting is hereby APPROVED.”

While the vote on the resolution is advisory in nature and therefore will not bind us to take any particular action, our board of directors and our organization and compensation committee intend to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program.

Based on the results of voting at our 2011 annual meeting of stockholders, we have determined to hold a non-binding advisory vote on the compensation of Named Executive Officers every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of our Named Executive Officers. Accordingly, we expect that our next say-on-pay vote will be held at the 2015 annual meeting of stockholders. An advisory vote on the frequency of future advisory votes on the compensation paid to our Named Executive Officers is required to be held at least once every six years.

The affirmative vote of a majority of the votes cast by holders of the shares of common stock present in person or represented by proxy at the Annual Meeting is required (on a non-binding advisory basis) for approval of this proposal. Abstentions are treated as shares represented in person or by proxy and entitled to vote at the Annual Meeting and, therefore, will have the effect of a vote against this proposal. Broker non-votes will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2014, by: (i) each director and nominee for director; (ii) each of our Named Executive Officers; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership **
Beneficial Owner	Number of Shares	Percent of Total
OppenheimerFunds, Inc. and related entities (1)	23,000,000	18.12%
PRIMECAP Management Company (2)	12,498,386	9.85%
BlackRock, Inc. and certain subsidiaries (3)	8,065,265	6.35%
The Vanguard Group (4)	7,527,438	5.93%
Robert B. Chess (5)	511,789	*
R. Scott Greer (6)	209,999	*
Joseph J. Krivulka (7)	206,666	*
Christopher A. Kuebler (8)	236,666	*
Lutz Lingnau (9)	225,616	*
Howard W. Robin (10)	3,387,492	2.67%
Susan Wang (11)	206,666	*
Roy A. Whitfield (12)	206,666	*
Dennis Winger (13)	176,666	*
Stephen K. Doberstein, Ph.D. (14)	685,830
Rinko Ghosh (15)	695,275	*
Gil M. Labrucherie (16)	953,734	*
John Nicholson (17)	989,788	*
All executive officers and directors as a group (16 persons)	9,655,091	7.61%

*	Denotes ownership percentage less than 1%.
**	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 126,936,564 shares outstanding on April 15, 2014, adjusted as required by rules promulgated by the SEC.
(1)	Based solely on the Schedule 13G/A (Amendment No. 16) filed with the SEC on February 7, 2014 by OppenheimerFunds, Inc., a registered investment adviser under Section 203 of the Investment Advisers Act of 1940, and Oppenheimer Global Opportunities Fund, an investment company registered under Section 8 of the Investment Company Act of 1940. Oppenheimer Global Opportunities Fund has sole voting and shared dispositive power with respect to 23,000,000 shares of our common stock. OppenheimerFunds, Inc. has shared voting and dispositive power with respect to the 23,000,000 shares of our common stock beneficially owned by Oppenheimer Global Opportunities Fund. OppenheimerFunds, Inc. disclaims beneficial ownership as an investment adviser pursuant to Rule 13d-4 of the Exchange Act.
(2)	Based solely on the Schedule 13G/A (Amendment No. 4) filed with the SEC on February 14, 2014 by PRIMECAP Management Company, a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. PRIMECAP Management Company has the sole voting power with respect to 10,496,486 shares of our common stock and sole dispositive power with respect to 12,498,386 shares of our common stock.
(3)	Based solely on the Schedule 13G/A (Amendment No. 4) filed with the SEC on January 30, 2014 by BlackRock, Inc., a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). BlackRock, Inc. has the sole voting power with respect to 7,668,936 shares of our common stock and the sole dispositive power with respect to 8,065,265 shares of our common stock.

(4)	Based solely on the Schedule 13G/A (Amendment No. 1) filed with the SEC on February 12, 2014 by The Vanguard Group, a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. The Vanguard Group has the sole voting power with respect to 167,931 shares of our common stock, sole dispositive power with respect to 7,365,907 shares of our common stock and shared dispositive power with respect to 161,531 shares of our common stock.
(5)	Includes (i) 251,166 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014, and (ii) 4,914 shares issued pursuant to our 401(k) Retirement Plan.
(6)	Includes 159,166 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(7)	Includes 186,666 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(8)	Includes 216,666 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(9)	Includes 209,166 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(10)	Includes (i) 3,377,082 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014 and (ii) 410 shares owned by Mr. Robin’s wife.
(11)	Includes 186,666 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(12)	Includes (i) 186,666 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014 and (ii) 20,000 shares held in trust for Mr. Whitfield’s children under which Mr. Whitfield is the sole trustee.
(13)	Includes 160,416 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(14)	Includes 685,830 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.
(15)	Includes (i) 685,522 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014, (ii) 3,153 shares issued pursuant to our 401(k) Retirement Plan, and (iii) 1,500 shares issued pursuant to our Employee Stock Purchase Plan.
(16)	Includes (i) 949,983 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014, (ii) 997 shares issued pursuant to our 401(k) Retirement Plan, and (iii) 250 shares issued pursuant to our Employee Stock Purchase Plan.
(17)	Includes 979,788 shares issuable upon exercise of options exercisable within 60 days of April 15, 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, furnished to us or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2013, all filing requirements applicable to our executive officers and directors under the Exchange Act were met in a timely manner.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. In addition, the audit committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the dollar amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters the committee deems appropriate.

Any member of the audit committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting where the audit committee reviews the transaction.

As required under SEC rules, related party transactions that are determined to be directly or indirectly material to us or the related party are disclosed in our proxy statement. Historically, we have not entered into transactions with related parties. Michael Robin, the son of Howard W. Robin, our President and Chief Executive Officer and one of the Class I directors nominated for election at the 2014 Annual Meeting, is employed by the Company in a non-executive officer capacity as a manager in our business development group. During 2013, Michael Robin’s total compensation was approximately $137,000 including base salary, target bonus, stock options (based on grant date fair value), and benefits. Michael Robin’s compensation was established by the Company in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions, without the direct involvement of Howard W. Robin. During the 2013 fiscal year, there were no other relationships or transactions between us and any related party for which disclosure is required under the rules of the SEC.

INFORMATION ABOUT THE BOARD OF DIRECTORS

The following is a brief biography of each current director, including each nominee for reelection at the Annual Meeting to a new term of office and each director whose current term of office continues through the Annual Meeting.

THE BOARD OF DIRECTORS

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2015 ANNUAL MEETING

Robert B. Chess

Robert B. Chess, age 57, is the Chairman of our board of directors and has served as a director since May 1992. From March 2006 until January 2007, Mr. Chess served as our Acting President and Chief Executive Officer, and from April 1999 to January 2007, served as Executive Chairman. He also served as our Co-Chief

Executive Officer from August 1998 to April 2000, as President from December 1991 to August 1998, and as Chief Executive Officer from May 1992 to August 1998. Mr. Chess was previously the co-Founder and President of Penederm, Inc., a publicly-traded dermatological pharmaceutical company that was sold to Mylan Laboratories. He has held management positions at Intel Corporation and Metaphor Computer Systems (now part of IBM), and was a member of the first President Bush’s White House staff as a White House Fellow and Associate Director of the White House Office of Economic and Domestic Policy. From 1997 until his retirement in 2009, Mr. Chess served on the board of directors of the Biotechnology Industry Organization (BIO). Mr. Chess served as Chairman of BIO’s Emerging Companies Section and Co-Chairman of BIO’s Intellectual Property Committee. Mr. Chess was the initial Chairman of Bio Ventures for Global Health and continues to serve on its board. He also serves on the Board of Trustees of the California Institute of Technology where he chairs the Technology Transfer Committee and as a trustee of the Committee for Economic Development. Mr. Chess is currently the Chairman of OPX Biotechnologies, a private company in the renewable fuels and chemicals field and also serves as a director of Pelvalon, Inc., a private medical device company. He is currently a member of the faculty of the Stanford Graduate School of Business, where he teaches courses in the MBA program on starting technology-based businesses and the healthcare industry. Mr. Chess received his B.S. degree in Engineering with honors from the California Institute of Technology and an M.B.A. from Harvard University.

Susan Wang

Susan Wang, age 63, has served as our director since December 2003. Ms. Wang, who retired from Solectron Corporation in May 2002, served in various management positions there from 1984 to June 2002. Her final position at Solectron, an electronics manufacturing services and supply chain solutions company, was Executive Vice President for Corporate Development and Chief Financial Officer, a position she held from September 2001 to June 2002. Prior to joining Solectron, Ms. Wang held financial and managerial positions with Xerox Corporation and Westvaco Corporation. She began her career with Price Waterhouse & Co. in New York and was a certified public accountant. Ms. Wang is also a director of Cirrus Logic, Inc. (NASDAQ: CRUS), an analog chip company, and Premier, Inc. (NASDAQ: PINC), a healthcare information technology and hospital supply chain company. She serves as Chair of the audit committees of both Cirrus Logic, Inc. and Premier, Inc. and is a member of the compensation committee of Cirrus Logic. In addition, Ms. Wang served as a director of Suntech Power Holdings Co., Ltd., a solar energy company, from 2009 to August 2013, a director of Altera Corporation, a programmable semiconductor company from 2002 to May 2013, a director of Calpine Corporation, an independent power generation company, from 2003 to 2009, Avanex Corporation, a telecommunications component and sub-systems provider, from 2002 to 2009 and Rae Systems Inc., a developer of sensory technology for hazardous materials from 2009 to 2011. Ms. Wang holds an M.B.A. from the University of Connecticut and a B.S. in accounting from the University of Texas.

Roy A. Whitfield

Roy A. Whitfield, age 60, has served as our director since August 2000. Mr. Whitfield is the former Chairman of the Board and Chief Executive Officer of Incyte Corporation, a drug discovery and development company he co-founded in 1991. From January 1993 to November 2001, Mr. Whitfield served as its Chief Executive Officer and from November 2001 until June 2003 as its Chairman. He also served as a director of Incyte from 1991 to January 2014. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, Cooper Biomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group’s international consulting practice. He currently serves as a director of Illumina, Inc., a developer, manufacturer and marketer of integrated systems for analysis of genetic variations and biological functions, and Station X, Inc. a private company. Since February 2008, he has also served as Executive Chairman of the board of directors of Bioseek. Mr. Whitfield received a B.S. in mathematics from Oxford University and an M.B.A. from Stanford University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

R. Scott Greer

R. Scott Greer, age 55, has served as our director since February 2010. Mr. Greer currently serves as Managing Director of Numenor Ventures, LLC, a venture capital firm. In 1996, Mr. Greer co-founded Abgenix, Inc., a company that specialized in the discovery, development and manufacture of human therapeutic antibodies, and from June 1996 through May 2002, he served as its Chief Executive Officer. He also served as a director of Abgenix from 1996 and Chairman of the board of directors from 2000 until the acquisition of Abgenix by Amgen, Inc. in April 2006. Prior to Abgenix’s formation, Mr. Greer held senior management positions at Cell Genesys, Inc., a biotechnology company, initially as Chief Financial Officer and Vice President of Corporate Development and later as Senior Vice President of Corporate Development, and various positions at Genetics Institute, Inc., a biotechnology research and development company. Mr. Greer served as a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from 2003, and as its Chairman of the board of directors from 2005, through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006. From 2001 to 2005, Mr. Greer served as a member of the board of directors of Illumina, Inc., a provider of integrated systems for the analysis of genetic variation and biological function, and from 2001 to 2004, he served as member of the board of directors of CV Therapeutics, Inc., a biotechnology company. He currently serves as a member of the board of directors of StemCells, Inc. (NASDAQ: STEM), a biopharmaceutical company focused on stem cell therapeutics, and as chairman of the board of directors of Ablexis LLC, a private development-stage biotechnology company. Mr. Greer received a B.A. in Economics from Whitman College and an M.B.A. degree from Harvard University. He also was a certified public accountant.

Christopher A. Kuebler

Christopher A. Kuebler, age 60, has served as our director since December 2001. Mr. Kuebler also currently serves on the board of directors of Waters Corporation, an analytical technologies products and services company. From January 1997 to December 2005, Mr. Kuebler served as Chairman of the Board of Covance Inc., a drug development services company, and from November 1994 to December 2004, served as its Chief Executive Officer. From March 1993 through November 1994, he was the Corporate Vice President, European Operations for Abbott Laboratories, a diversified health care company. From January 1986 until March 1993, Mr. Kuebler served in various commercial positions for Abbott Laboratories’ Pharmaceutical Division and was that Division’s Vice President, Sales and Marketing prior to taking the position of Corporate Vice President, European Operations. Before that, he held positions at Squibb Inc. and Monsanto Health Care. Mr. Kuebler holds a B.S. in Biological Science from Florida State University.

Lutz Lingnau

Lutz Lingnau, age 71, has served as our director since August 2007. Mr. Lingnau retired from Schering AG Group, Germany, in December 2005 as a member of Schering AG’s Executive Board and as Vice Chairman, President and Chief Executive Officer of Schering Berlin, Inc., a United States subsidiary. Prior to his retirement, Mr. Lingnau was responsible for Schering AG’s worldwide specialized therapeutics and dermatology businesses. He joined Schering AG’s business trainee program in 1966. Throughout his career at Schering AG, he served in various capacities and in a number of subsidiaries in South America and the United States, including his roles as President of Berlex Laboratories, Inc., from 1983 to 1985, as the Head of Worldwide Sales and Marketing in the Pharmaceutical Division of Schering AG, from 1985 to 1989, and as Chairman of Berlex Laboratories, Inc. from 1985 to 2005. Mr. Lingnau was a member of the Supervisory Board of LANXESS AG, a specialty chemicals company listed on the Frankfurt Stock Exchange from 2005 to May 2010. From December 2006 through September 2009, he served as Chairman of the board of directors of Micropharma Limited, a private biotechnology company, and was a member of was a member of the board of directors of Sirna Therapeutics, Inc., a biotechnology company, from February 2006 through the closing of the acquisition of Sirna by Merck & Co., Inc. in December 2006.

CURRENT DIRECTORS NOMINATED FOR REELECTION TO SERVE UNTIL THE 2017 ANNUAL MEETING

Joseph J. Krivulka

Joseph J. Krivulka, age 62, has served as our director since March 2005. Mr. Krivulka is the founder and current Chairman of Akrimax Pharmaceuticals, LLC, an emerging branded pharmaceutical company, and has served in that capacity since its inception in February 2007. He is also the founder and chairman of Rouses Point Pharmaceuticals LLC, a generic pharmaceutical products company, as well as the founder and chairman of MIST Pharmaceuticals, LLC, a cardiovascular pharmaceutical products company. Mr. Krivulka was the founder and President of Triax Pharmaceuticals, a dermatology products company, a position he held from November 2004 through the sale of the company to PreCision Dermatology in April 2012. Mr. Krivulka was a co-founder and President of Reliant Pharmaceuticals, LLC, a company that markets pharmaceutical products, from 1999 until 2004. Mr. Krivulka was formerly Chief Executive Officer of Bertek, Inc., a generic pharmaceutical products company that is a subsidiary of Mylan Inc., and Corporate Vice President of Mylan Inc., a generic pharmaceutical products company. He holds a B.S. from West Virginia Wesleyan College.

Howard W. Robin

Howard W. Robin, age 61, has served as our President and Chief Executive Officer since January 2007 and has served as a member of our board of directors since February 2007. Mr. Robin served as Chief Executive Officer, President and a director of Sirna Therapeutics, Inc., a biotechnology company, from July 2001 to November 2006 and from January 2001 to June 2001, served as their Chief Operating Officer, President and as director. From 1991 to 2001, Mr. Robin was Corporate Vice President and General Manager at Berlex Laboratories, Inc., a pharmaceutical products company that is a subsidiary of Schering, AG, and from 1987 to 1991 he served as Vice President of Finance and Business Development and Chief Financial Officer. From 1984 to 1987, Mr. Robin was Director of Business Planning and Development at Berlex. He was a Senior Associate with Arthur Andersen & Co. prior to joining Berlex. He received his B.S. in Accounting and Finance from Fairleigh Dickinson University in 1974.

Dennis L. Winger

Dennis L. Winger, age 66, has served as our director since December 2009. Mr. Winger was Senior Vice President and Chief Financial Officer of Applera Corporation, a life sciences company, from 1997 through December 2008. From 1989 to 1997, Mr. Winger served as Senior Vice President, Finance and Administration, and Chief Financial Officer of Chiron Corporation. From 1982 to 1989, Mr. Winger was with The Cooper Companies, Inc., where he held positions of increasing responsibility, including that of Chief Financial Officer. Mr. Winger currently serves on the board of directors of Accuray Incorporated (NASDAQ: ARAY), a radiosurgery company. Mr. Winger recently served on the board of directors of each of Vertex Pharmaceuticals Incorporated, a pharmaceutical company, until May 2012, Cephalon, Inc. a pharmaceutical company, until its merger with Teva Pharmaceuticals Industry Limited in October 2011 and Cell Genesys, Inc. until its merger with BioSante Pharmaceuticals in October 2009. Mr. Winger received a B.A. from Siena College and an M.B.A. from the Columbia University Graduate School of Business.

MEETINGS OF THE BOARD OF DIRECTORS

The board of directors met thirteen (13) times during 2013. Each board member attended 75% or more of the aggregate of the meetings of the board and of the committees on which he or she served held during the period of the 2013 fiscal year for which he or she was a director or committee member, as applicable. All of our directors then serving on our board except for Mr.  Krivulka attended our 2013 annual meeting of stockholders.

CORPORATE GOVERNANCE

The board of directors has documented our governance practices in our Corporate Governance Policy Statement to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Policy Statement sets forth certain practices the board will follow with respect to board composition, board committees, board nomination, director qualifications and evaluation of the board and committees. The Corporate Governance Policy Statement, as well as the charters for each committee of the board, may be viewed at www.nektar.com.

BOARD LEADERSHIP STRUCTURE

The positions of Chief Executive Officer and Chairman of the board of directors are currently held by Howard W. Robin and Robert B. Chess, respectively. The board of directors believes at this time having a separate chairman provides a more effective channel for the board of directors to express its views on management, by enhancing the board’s oversight of, and independence from, management, and allows the Chief Executive Officer to focus more on the strategy and operations of the Company.

RISK OVERSIGHT

The board of directors monitors and assesses key business risks directly through deliberations of the board of directors and also by way of delegation of certain risk oversight functions to be performed by committees of the board of directors. The board of directors regularly reviews and assesses, among other matters, the following important areas that present both opportunities and risk to the Company’s business:

•	Review and approval of the Company’s annual operating and capital spending plan and review of management’s updates as to the progress against plan and any related risks and uncertainties.

•

Periodic consideration of the balance of risk and opportunities presented by the Company’s medium to long-term strategic plan and the potential implications of success and failure in one or more of the Company’s key drug development programs.

•	Regular consideration of the risks and uncertainties presented by alternative clinical development strategies.

•

Regular review of the progress and results of the Company’s clinical development programs and early research efforts including but not limited to the strengths, weaknesses, opportunities and threats for these programs.

•	Periodic review and oversight of material outstanding litigation or threatened litigation.

•	Review and approval of material collaboration partnerships for the further development and commercial exploitation of the Company’s proprietary drug development programs and technologies.

•	Regular review and approval of the annual corporate goals and an assessment of the Company’s level of achievement against these established goals.

•	Regular review of the Company’s financial position relative to the risk and opportunities for the Company’s business.

•	Periodic review of the Company’s intellectual property estate.

•	Periodic review and assessment of CEO succession planning.

•	Periodic review of the Company’s compensation programs.

The discussion above of risk oversight matters reviewed by the board of directors is intended to be illustrative only and not a complete list of all important matters reviewed and considered by the board of directors in providing oversight and direction for the Company’s senior management and business.

The risk oversight function of the board of directors is also administered through various board committees. The audit committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The audit committee also periodically reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions. To assist the audit committee in its risk management oversight function, the internal auditor has a direct reporting relationship to the audit committee. The Company’s internal audit function is focused on internal control monitoring and activities in support of the audit committee’s risk oversight function.

The organization and compensation committee is responsible for the design and oversight of the Company’s compensation programs. As discussed below, this committee has recently considered whether the Company’s compensation policies and practices create risks that could have a material adverse impact on the Company’s business and has concluded that these policies and practices do not create such risks. The organization and compensation committee also regularly reviews and reports to the board of directors on contingency succession planning for the Chief Executive Officer and certain other select senior management positions.

The nominating and corporate governance committee periodically reviews the Company’s corporate governance practices, including certain risks that those practices are intended to address. This committee periodically reviews the composition of the board of directors to help ensure that a diversity of skills and experiences is represented by the members of the board of directors taking into account the stage of growth of the Company and its strategic direction.

In carrying out their risk oversight functions, the board of directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by the Company. The board of directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of the Company’s evolution as a drug development company and the fast-paced changes in the biopharmaceutical industry. In that regard, in 2013 the Company maintained a risk management committee composed of senior managers in charge of important functional areas that regularly reported to the board of directors or one of its designated committees.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the NASDAQ Global Select Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board consults with counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time.

Consistent with these standards, after review of all relevant transactions (if any) or relationships between each director, or any of his or her family members, and us, our senior management and our independent registered public accounting firm, the board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Mr. Robin, our President and Chief Executive Officer.

As required under applicable NASDAQ listing standards, in the 2013 fiscal year, our independent directors met at least four times in regularly scheduled executive sessions at which only independent directors were present. The independent directors regularly rotate responsibility for presiding over the executive sessions such that no single independent director presides over more than one executive session per year.

INFORMATION REGARDING THE COMMITTEES OF THE BOARD OF DIRECTORS

The board of directors has three regularly constituted committees: an audit committee, an organization and compensation committee, and a nominating and corporate governance committee. The following table provides membership and meeting information as of December 31, 2013, for each of the board committees:

Name	Audit	Organization and Compensation	Nominating and Corporate Governance
Robert B. Chess
R. Scott Greer	X	X
Joseph J. Krivulka	X	X
Christopher A. Kuebler		X	X
Lutz Lingnau		X(1)
Howard W. Robin
Susan Wang	X(1)
Roy A. Whitfield			X(1)
Dennis L. Winger	X		X

Total meetings in the 2013 fiscal year	9	6	3

(1)	Committee Chairperson.

Below is a description of each committee of the board of directors. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to us.

AUDIT COMMITTEE

The audit committee of the board of directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs several functions. The audit committee:

•	evaluates the performance of and assesses the qualifications of our independent registered public accounting firm;

•	determines whether to retain or terminate our independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•

reviews and determines the engagement of the independent auditors, including the overall scope and plans for their respective audits, the adequacy of staffing and compensation, and negotiates and executes, on behalf of the Company, engagement letters with the independent auditors;

•

establishes guidelines and procedures with respect to the rotation of the lead or coordinating audit partners having primary responsibility for the audit and the audit partner responsible for reviewing the audit;

•

reviews and approves the retention of the independent registered public accounting firm for any permissible non-audit services and, at least annually, discusses with our independent registered public accounting firm, and reviews, that firm’s independence;

•

obtains and reviews, at least annually, a formal written statement prepared by the independent registered public accounting firm delineating all relationships between the independent registered public accounting firm and the Company and discusses with the independent registered public accounting firm, and reviews, its independence from management and the Company;

•

reviews with the independent registered public accounting firm any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent registered public accounting firm and management’s response;

•	reviews with management and the independent registered public accounting firm the scope, adequacy and effectiveness of our financial reporting controls;

•

reviews and discusses with management, the Company’s risk management committee, the internal auditor and the independent registered public accounting firm, as appropriate, the Company’s major financial risks, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•

establishes and maintains procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•

investigates and resolves any disagreements between our management and the independent registered public accounting firm regarding our financial reporting, accounting practices or accounting policies and reviews with the independent registered public accounting firm any other problems or difficulties it may have encountered during the course of the audit work;

•	meets with senior management and the independent registered public accounting firm in separate executive sessions;

•	reviews the financial statements to be included in our quarterly reports on Form 10-Q and our annual reports on Form 10-K;

•

discusses with management and the independent registered public accounting firm the results of the independent registered public accounting firm’s review of our quarterly financial statements and the results of our annual audit and the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports;

•

reviews and discusses with management and the independent registered public accounting firm any material financial arrangements of the Company which do not appear on the financial statements of the Company and any significant transactions or courses of dealing with parties related to the Company;

•	reviews with management and the independent registered public accounting firm significant issues that arise regarding accounting principles and financial statement presentation;

•	oversees the Company’s internal audit function;

•

discusses with management and the independent registered public accounting firm any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process or accounting policies;

•	oversees the preparation of the audit committee report to be included in the Company’s annual report or proxy statement; and

•

reviews the Company’s investment policy for its cash reserves, corporate insurance policies, information technology infrastructure and general fraud monitoring practices and procedures, including the maintenance and monitoring of a whistleblower hotline and the segregation of duties and access controls across various functions.

The audit committee has the authority to retain special legal, accounting or other professional advisors to advise the committee as it deems necessary, at our expense, to carry out its duties and to determine the compensation of any such advisors.

Four directors comprised the audit committee at the end of the 2013 fiscal year: Ms. Wang, who chairs the committee, and Messrs. Greer, Krivulka, and Winger. The board of directors annually reviews the NASDAQ listing standards definition of independence for audit committee members and has determined that all members of our audit committee are independent. The board of directors has determined that Ms. Wang and Mr. Winger each qualify as an “audit committee financial expert” as defined in applicable SEC rules. The board of directors made a qualitative assessment of Ms. Wang’s level of knowledge and experience based on a number of factors, including her formal education and experience as a Chief Financial Officer of a public reporting company. In addition to our audit committee, Ms. Wang also serves on the audit committees of Cirrus Logic, Inc. (NASDAQ: CRUS) and Premier, Inc. (NASDAQ: PINC). The board of directors does not believe that such simultaneous service impairs Ms. Wang’s ability to effectively serve on our audit committee and as the chairwoman of such committee. The board of directors made a qualitative assessment of Mr. Winger’s level of knowledge and experience based on a number of factors, including his formal education and experience as a Chief Financial Officer of a public reporting company. In addition to our audit committee, Mr. Winger also serves on the audit committee of Accuray Incorporated (NASDAQ: ARAY). The board of directors does not believe that such simultaneous service impairs Mr. Winger’s ability to effectively serve on our audit committee. The audit committee has adopted a written audit committee charter that is available on our corporate website at www.nektar.com.

ORGANIZATION AND COMPENSATION COMMITTEE

The organization and compensation committee of the board of directors administers the variable compensation programs and reviews management’s recommendations for organization structure and development of the Company. Additionally, the organization and compensation committee reviews and in some cases approves the type and level of cash and equity-based compensation for officers, employees and consultants of the Company, and recommends certain compensation actions to the board of directors for review and approval. The organization and compensation committee:

•	reviews and approves the structure and guidelines for various incentive compensation and benefit plans;

•	grants equity awards under the various equity incentive compensation and benefit plans;

•

approves the compensation for the executive officers of the Company, including the President and Chief Executive Officer, and those vice-president level employees that report directly to the President and Chief Executive Officer, including, but not limited to, annual salary, bonus, equity compensation and other benefits;

•

recommends the compensation levels for the members of the board of directors who are not employed by us or our subsidiaries (“non-employee directors”) for approval by the independent members of the board of directors;

•

reviews the operation of the Company’s executive compensation programs to determine whether they remain supportive of the Company’s business objectives and are competitive relative to comparable companies and establishes and periodically reviews policies for the administration of executive compensation programs;

•

reviews the Company’s executive compensation arrangements to evaluate whether incentive and other forms of compensation do not encourage inappropriate or excessive risk taking and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s executive compensation arrangements;

•

reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the organization and compensation committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•	oversees the preparation of the organization and compensation committee report to be included in the Company’s annual proxy statement;

•	reviews management recommendations on organization structure and development, including succession planning; and

•	reviews performance of the executive officers and vice-president level employees that report directly to the Chief Executive Officer.

The organization and compensation committee takes into account our President and Chief Executive Officer’s recommendations regarding the compensatory arrangements for our executive officers, although our President and Chief Executive Officer does not participate in the deliberations or determinations of his own compensation. In particular, the organization and compensation committee considered our President and Chief Executive Officer’s recommendations for 2013 regarding the increase in annual base compensation, award of annual performance-based bonus compensation and the number of stock options granted to our executive officers excluding himself. While the organization and compensation committee considers and appreciates the input and expertise of management in making its decisions, it does ensure that an executive session where no management is present is included in the agenda for every committee meeting. The organization and compensation committee’s charter gives the committee the sole authority to retain independent counsel, compensation and benefits consultants or other outside experts or advisors that it believes to be necessary or appropriate. During 2013, the organization and compensation committee retained Frederic W. Cook & Co. (“FW Cook”), a nationally recognized executive compensation consulting firm that performs compensation benchmarking, analysis and design services. FW Cook was engaged in 2013 to provide regulatory, legislative updates and market trend analysis, to provide analysis on our compensation programs, to provide recommendations and advice on the structure, elements and amounts of compensation provided to our non-employee directors, to review the Compensation Discussion and Analysis, and to provide executive compensation analysis as needed. FW Cook does not provide any other services to us other than the executive and director compensation services it performs at the request of the organization and compensation committee, and after consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation consultants, we have determined that no conflicts of interest exist between the Company and FW Cook (or any individuals providing such services to the committee on FW Cook’s behalf).

The organization and compensation committee may delegate to its subcommittees such authority as it deems appropriate, except for the authority the committee is required to exercise by applicable law or regulation. The organization and compensation committee has delegated certain limited authority to grant stock option awards under our stock incentive plan to a committee comprised of management representatives, and with respect to certain limited authority to grant restricted stock unit awards, to a committee of the board of directors, with Mr. Robin serving as the sole member of that committee. These committees may not approve award grants to anyone serving as an executive officer or director of the Company. Other than the authority delegated to these committees, the organization and compensation committee has no current intention to delegate any of its authority to any other committee or subcommittee.

Four directors comprised the organization and compensation committee at the end of the 2013 fiscal year: Mr. Lingnau, who chaired the committee, and Messrs. Greer, Krivulka and Kuebler. The board of directors annually reviews the NASDAQ listing standards definition of independence for organization and compensation committee members and has determined that all members of our organization and compensation committee are independent. The organization and compensation committee charter can be found on our corporate website at www.nektar.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The nominating and corporate governance committee:

•	establishes criteria for board membership, including standards for independence, and considers and assess the independence of the directors;

•	evaluates board composition and performance;

•	identifies, reviews and recommends the board’s selected candidates to serve as directors;

•	considers stockholder recommendations for director nominations and other proposals submitted by stockholders;

•	reviews the adequacy of and compliance with our Code of Business Conduct and Ethics;

•	administers and oversees all aspects of our corporate governance functions on behalf of the board;

•	monitors regulatory and legislative developments in corporate governance, as well as trends in corporate governance practices, and makes recommendations to the board regarding the same;

•

reviews and discusses with management and the Company’s risk management committee, as appropriate, the Company’s major risks relating to the purview of the nominating and corporate government committee, the Company’s policies for assessment and management of such risks, and the steps to be taken to control such risks;

•

establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company with respect to legal and regulatory compliance (except for compliance relating to accounting, internal accounting controls, auditing matters and financial disclosure and reporting); and

•

provides recommendations to the board of directors to establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal, business or other matters that may arise.

The nominating and corporate governance committee believes that candidates for director should possess the highest personal and professional ethics, integrity and values, be committed to represent our long-term interests and those of our stockholders, possess diverse experience at policy-making levels in business, science and technology, possess key personal characteristics such as strategic thinking, objectivity, independent judgment, intellect and the courage to speak out and actively participate in meetings, as well as have sufficient time to carry out the duties and responsibilities of a board member effectively.

Three directors comprised the nominating and corporate governance committee at the end of the 2013 fiscal year: Mr. Whitfield, who chairs the committee, and Messrs. Kuebler and Winger. The board of directors annually reviews the NASDAQ listing standards definition of independence for the nominating and corporate governance committee and has determined that all members of our nominating and corporate governance committee are independent. The nominating and corporate governance committee charter can be found on our corporate website at www.nektar.com.

The current members of our board of directors represent a desirable mix of backgrounds, skills and experiences, and are all believed to share the key personal characteristics described above. Below are some of the specific experiences and skills of our directors.

Robert B. Chess

Mr. Chess is our Chairman and former President and Chief Executive Officer and has a deep understanding of our business. Having founded and led private and public companies, Mr. Chess has strong experience leading growing companies in our industry. Due to his long association with the Company as a co-founder, director and senior executive leader at various times, he possesses significant knowledge and perspective on the history and development of the Company. Mr. Chess is a prominent participant in our industry, was a long-time member of the board of our industry association, and is on the board of trustees and faculty of leading academic institutions.

Susan Wang

Ms. Wang has a strong financial and business background as a senior executive of Solectron Corporation, an electronics manufacturing services and supply chain solutions company. She is an audit committee financial expert as a result of her prior experience as Chief Financial Officer of Solectron, has extensive experience on the audit committees of other U.S. public companies, and is a certified public accountant. Ms. Wang has extensive corporate governance experience through service on other public company boards.

Roy A. Whitfield

Mr. Whitfield has a strong strategy development and leadership background in the biotechnology and medical industries. He is a former strategy consultant from a major consulting firm, was the founder and chief executive officer of a public biotechnology company, and has held executive positions in various segments of the health care industry. He has extensive corporate governance experience through his service on other public company boards in the pharmaceutical and life sciences industries.

Joseph J. Krivulka

Mr. Krivulka has a strong operational and leadership record in the pharmaceutical industry with strong expertise in product evaluation, development, and marketing. Mr. Krivulka has founded and served as chief executive officer of several successful pharmaceutical companies and is currently the Chairman of Akrimax Pharmaceuticals.

Howard W. Robin

Mr. Robin is our President and Chief Executive Officer. Mr. Robin has over 25 years of experience in the pharmaceutical and biotechnology industries in a variety of roles of increasing responsibility and, prior to becoming our chief executive officer, was the chief executive officer and president and a director of Sirna Therapeutics, a development stage biotechnology company. The board of directors has determined that Mr. Robin’s position as president and chief executive officer provides him with important insight into the Company’s opportunities, risks, strengths and weaknesses, as well as its organizational and operational capabilities, which is valuable to the board of directors in making strategic decisions and performing its oversight responsibilities.

Dennis L. Winger

Mr. Winger has a strong operational and finance background with over 20 years of experience as a financial and administrative senior executive in the life sciences and pharmaceutical industries. Most recently, he was Chief Financial Officer of Applera Corporation, a life sciences company, and prior to that was a senior financial and administrative executive at Chiron Corporation, a biotechnology company, for eight years. Mr. Winger has corporate governance and audit committee experience through service on other public company boards in the pharmaceutical and life sciences industries.

R. Scott Greer

Mr. Greer has a proven track record as an entrepreneur and senior executive with extensive experience in the biotechnology industry, most recently with Abgenix, Inc., until its acquisition by Amgen, Inc. in 2006. Mr. Greer has held senior executive and finance positions at other companies in our industry and currently serves as a director of several other companies in the biopharmaceutical and medical device industries. He possesses strong expertise in biotech industry strategy, business models, and finance and has served on compensation and audit committees.

Christopher A. Kuebler

Mr. Kuebler is a former chief executive officer of Covance Inc., a drug development services company. Prior to that, he had diverse management experience in positions of increasing responsibility with Abbott Laboratories and other large health care companies. As a result of his experiences, Mr. Kuebler possesses valuable knowledge and insight regarding both the development and commercial aspects of the biopharmaceutical industry as well as leadership experience in running a significant public company.

Lutz Lingnau

Mr. Lingnau has a strong management background in the pharmaceutical industry as a senior executive and member of the executive board of Schering AG Group. He has international sales and operations experience as former head of worldwide sales and marketing in the pharmaceutical division of Schering, and in operational roles in South America and the U.S., and also as a member of the supervisory board of a German specialty chemicals company.

Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the committee considers diversity, age, skills and such other factors as it deems appropriate given our current needs and those of our board to maintain a balance of knowledge, experience and capability. The nominating and corporate governance committee also periodically reviews the overall effectiveness of the board, including board attendance, level of participation, quality of performance, self-assessment reviews and any relationships or transactions that might impair director independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The nominating and corporate governance committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. We have paid fees to third party search firms in the past to assist in our process of identifying or evaluating director candidates.

The nominating and corporate governance committee of our board of directors will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the nominating and corporate governance committee at the next appropriate meeting. The nominating and corporate governance committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The board of directors will consider any written or electronic communication from our stockholders to the board, a committee of the board or any individual director. Any stockholder who wishes to communicate to the board of directors, a committee of the board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications from stockholders received will be forwarded by our Secretary to the board of directors, a committee of the board or an individual director, as appropriate, on a periodic basis, but in any event no later than the board of director’s next scheduled meeting. The board of directors, a committee of the board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a code of business conduct and ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of business conduct and ethics is available on our website at www.nektar.com. Amendments to, and waivers from, the code of business conduct and ethics that apply to any director, executive officer or persons performing similar functions will be disclosed at the website address provided above and, to the extent required by applicable regulations, on a Current Report on Form 8-K filed with the SEC.

ORGANIZATION AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The organization and compensation committee consisted of four independent directors at the end of 2013: Messrs. Greer, Krivulka, Kuebler and Lingnau. No director who served on the organization and compensation committee in 2013 was, or has been, an officer or employee of us, nor has any director had any relationships requiring disclosure under the SEC rules regarding certain relationships and related-party transactions. None of our executive officers served on the board of directors or the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our board of directors or organization and compensation committee.

DIRECTOR COMPENSATION TABLE—FISCAL 2013

Each of our non-employee directors participates in our Amended and Restated Compensation Plan for Non-Employee Directors (the “Director Plan”). Only our non-employee directors are eligible to participate in the Director Plan. The following table shows compensation awarded or paid to our non-employee directors for the fiscal year ended December 31, 2013.

Name(1) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(3) (d)	All Other Compensation ($) (e)	Total ($) (f)
Robert B. Chess	113,000	0	301,180	0	414,180
R. Scott Greer	82,250	0	301,180	0	383,430
Joseph J. Krivulka	74,875	0	301,180	0	376,055
Christopher A. Kuebler	67,750	0	301,180	0	368,930
Lutz Lingnau	81,250	0	301,180	0	382,430
Susan Wang	89,750	0	301,180	0	390,930
Roy A. Whitfield	69,000	0	301,180	0	370,180
Dennis L. Winger	75,000	0	301,180	0	376,180

(1)	Mr. Robin, our President and Chief Executive Officer, is not included in this table as he was an employee of us in 2013 and received no additional compensation for his services in his capacity as a director.
(2)	No restricted stock units or other stock awards were awarded as part of the annual equity compensation for non-employee directors in 2013. As of December 31, 2013, none of our directors held restricted stock units.
(3)	Amounts reported represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2013. Each of our non-employee directors received 40,000 options for their annual stock option grant on September 9, 2013. The grant date fair value of the stock options awarded to each of our non-employee directors for their annual stock option grant in 2013 was $301,180. As of December 31, 2013, each of our non-employee directors had the following number of outstanding stock options: Robert B. Chess: 335,333; R. Scott Greer: 172,500; Joseph J. Krivulka: 200,000; Christopher A. Kuebler: 230,000; Lutz Lingnau: 222,500; Susan Wang: 200,000; Roy A. Whitfield: 200,000; and Dennis L. Winger: 173,750.

Under the Director Plan, each non-employee director is eligible to receive an annual retainer of $30,000 for serving on the board of directors, an additional annual retainer of $50,000 for serving as the chair or lead director of the board of directors, an additional annual retainer of $20,000 for serving as chair of the audit committee, an additional annual retainer of $15,000 for serving as chair of the organization and compensation committee, an additional annual retainer of $10,000 for serving as chair of the nominating and corporate governance committee, and an additional annual retainer of $5,000 for serving as chair of any other committee. In addition, each non-employee director is entitled to $2,000 for each in-person or telephonic board meeting he or she attends and

$1,000 for each in-person board meeting he or she attends by telephone. Each non-employee director is also entitled to $1,750 for each in-person or telephonic committee meeting he or she attends and $875 for each in-person committee meeting he or she attends by telephone.

In September of each year, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and restricted stock units, as determined by the board. These equity awards vest over a period of one year and will have a total value or cover a number of shares as determined annually by the board of directors. Upon initial appointment to the board of directors, each non-employee director is eligible to receive an equity award consisting of either all stock options or a combination of stock options and restricted stock units. These initial equity awards vest over a period of three years from the date of appointment and will be at a level based on 150% of the most recent annual equity compensation grant to non-employee directors, as determined annually by the board of directors. Non-employee directors are also eligible to receive discretionary equity-based awards under our stock incentive plans from time to time as determined by the board of directors. The exercise price of stock options granted is equal to the closing price of the Company’s common stock on the grant date. Following completion of a non-employee director’s service on the board of directors, his or her stock options will remain exercisable for a period of eighteen months (or, if earlier, the end of the maximum term of the option). The term of stock options granted to non-employee directors is eight years. In the event of a change of control, the vesting of each option or restricted stock unit award held by each non-employee director will accelerate in full as of the closing of such transaction.

The Director Plan includes ownership guidelines for non-employee directors, stating that each non-employee director should own shares of our common stock equal to at least three times the value of the annual board retainer. The minimum stock ownership level should be achieved by each non-employee director by January 1, 2015 or within five years of the date of his or her first appointment to the board of directors. Each non-employee director currently meets the minimum stock ownership guidelines.

INFORMATION ABOUT THE EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Discussion and Analysis is designed to provide our stockholders with an understanding of our executive compensation philosophy and decision making process. It discusses the principles underlying the structure of the compensation arrangements for our Chief Executive Officer, our Chief Financial Officer, and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2013 (the “Named Executive Officers”). Unless noted otherwise, any references within the Compensation Discussion and Analysis to decisions made by the board of directors, refers to the independent members of the board of directors only. This Compensation Discussion and Analysis primarily focuses on the compensation of our Named Executive Officers for 2013 that are identified in the table below.

Name	Title
Howard W. Robin	President & Chief Executive Officer
John Nicholson	Senior Vice President & Chief Financial Officer
Stephen K. Doberstein, Ph.D.	Senior Vice President & Chief Scientific Officer
Rinko Ghosh*	Senior Vice President & Chief Business Officer
Gil M. Labrucherie	Senior Vice President & General Counsel

*	Mr. Ghosh’s last day of employment with the Company was March 15, 2014.

Our current compensation programs for the Named Executive Officers are determined and approved by the organization and compensation committee. None of the Named Executive Officers are members of the organization and compensation committee. As described in more detail above under the caption “Information About the Board of Directors-Information Regarding the Committees of the Board of Directors—Organization and Compensation Committee,” the organization and compensation committee takes into account Mr. Robin’s recommendations regarding the compensatory arrangements for our executive officers, although Mr. Robin does not participate in the deliberations or determinations of his own compensation. For example, during 2013, the organization and compensation committee considered Mr. Robin’s recommendations regarding the increase in annual base compensation, award of annual performance-based bonus compensation, and the number of stock options to be granted to our executive officers other than himself. The other Named Executive Officers do not currently have any role in determining or recommending the form or amount of compensation paid to any of our executive officers.

Company Performance Highlights

In assessing the appropriate level of compensation for our executive officers, in particular the short-term incentive compensation to be awarded for a particular year, we take into account the over-all performance of the Company against the specific annual corporate objectives established by the board of directors at the beginning of that year. The biotechnology industry is characterized by high stock price volatility and, as a result, our focus on pay-for-performance is based on an assessment of the level of the Company’s achievement against those specific objectives rather than the stock price at any given point in time. Some of the significant accomplishments achieved by the Company in 2013 are summarized below.

•

Our collaboration partner, AstraZeneca, announced that the United States Food and Drug Administration (FDA) accepted the New Drug Application (NDA), and the European Medicines Agency (EMA) accepted the Marketing Authorisation Application (MAA), for naloxegol, a peripherally-acting mu-opioid receptor antagonist for the treatment of opioid-induced constipation.

•

Bayer AG initiated a Phase 3 clinical study for BAY41-6551 (Inhaled Amikacin) in mechanically ventilated patients with gram-negative pneumonia—a development program in which we have a significant royalty interest.

•

We negotiated an amendment to our worldwide naloxegol license agreement with AstraZeneca to provide for a risk-benefit sharing arrangement that resulted in a commitment by AstraZeneca to submit an NDA with the FDA and an MAA with the EMA and the subsequent payment of $95 million in milestones to us in the fourth quarter of 2013 after these filings were accepted by these governmental health authorities.

•

Our collaboration partner, Baxter Healthcare, announced that it completed enrollment in its Phase 3 clinical trial for BAX 855 (a longer-acting (PEGylated) form of a full-length recombinant factor VIII (rFVIII) protein) in patients with hemophilia A.

•	We completed enrollment five months ahead of schedule in the etirinotecan pegol (NKTR-102) Phase 3 BEACON clinical study in patients with metastatic breast cancer.

•

An investigator sponsored clinical study was initiated at the Abramson Cancer Center of the University of Pennsylvania to evaluate etirinotecan pegol as a third-line treatment in patients with metastatic and recurrent non-small cell lung cancer.

•

An investigator sponsored clinical study was initiated at Roswell Park Cancer Institute to evaluate etirinotecan pegol as a second-line treatment in patients with relapsed or refractory small cell lung cancer.

•

We reported positive data from a human abuse liability study for NKTR-181, a novel investigational opioid to treat chronic pain, demonstrating that drug abusers rated NKTR-181 similar to placebo in “drug liking” and “feeling high” scores and had highly statistically significant lower “drug liking” scores and reduced “feeling high” scores as compared to oxycodone at all doses tested.

•

We reported Phase 2 efficacy study results for NKTR-181 in chronic pain patients with osteoarthritis of the knee and showed that patients achieved an average 40% reduction in pain even though the primary end point in the study was not met as a result of the unusual lack of rebound in pain scores for the placebo arm of the study.

•

We presented preclinical data for NKTR-214, an investigational cancer immunotherapy which targets the IL-2 receptor complex and is being developed as a potential treatment for multiple cancers, which demonstrated improved efficacy and better tolerability in aggressive and resistant preclinical melanoma models.

In addition to considering the Company’s accomplishments and progress each year, we also think it is important in making compensation decisions to take into account the long-term performance of the executive leadership team. We believe that the skills, creativity and dedication of executive leadership have led to numerous significant accomplishments including the following:

•

Over the past seven years, our business has been transformed from a drug delivery service provider to a drug development company which included a significant change in the mix of senior leadership and the skills and experience of personnel in key functional areas, a reprioritization of resource allocation, and building a more efficient and productive organization.

•

In July 2012, we closed a $125 million secured debt financing that was a very unique transaction (and in our view, on very attractive terms) for a development stage biotechnology company such as Nektar.

•	In February 2012, we successfully completed of the sale of the Company’s CIMZIA and MIRCERA royalty rights for $124 million.

•

In October 2010, we negotiated a revised supply agreement with Amgen, Inc. which resulted in a $50 million up-front payment and the potential to receive significant additional payments that may be received by us in future years.

•

In December 2009, we received a payment of $31 million from the negotiation of a license extension with F. Hoffmann- La Roche Ltd and Hoffmann-La Roche Inc. related to certain PEGASYS manufacturing rights.

•

In September 2009, we entered into a license agreement with AstraZeneca AB for naloxegol (formerly known as NKTR-118) and naloxegol fixed-dose combination products (formerly known as NKTR-119). AstraZeneca announced positive Phase 3 clinical trial results for naloxegol in November 2012 and February 2013. AstraZeneca agreed to pay us an up-front payment of $125 million and assumed all future development costs for naloxegol and the naloxegol fixed-dose combination products. For naloxegol, we have received $95 million in regulatory milestones to date and we are eligible to receive up to an additional $175 million in regulatory and launch milestones and up to $375 million in additional sales milestones. In relation to the naloxegol fixed-dose combination products, for each of the first two initial fixed-dose combination products, we are eligible to receive for each of such products up to $75 million in development milestones and up to $310 million in additional sales milestones. For both naloxegol and the naloxegol fixed-dose combination products, we are also eligible to receive significant and escalating royalty payments.

•

At the end of 2008, we completed the sale and transfer of certain pulmonary technology assets to Novartis Pharma AG in consideration for a payment to us of $115 million. In addition, we retained rights to certain important assets including the inhaled Amikacin program with Bayer, certain patent rights specific to inhaled insulin and certain rights to receive royalties on net sales Cipro DPI which entered Phase 3 clinical development in 2012.

•

Following the execution of the Novartis pulmonary asset purchase agreement in the fourth quarter of 2008, we repurchased approximately $100 million in par value of our 3.25% convertible subordinated notes for an aggregate purchase price of $47.8 million.

The above accomplishments directly resulted in the Company (1) building and advancing a significant drug candidate pipeline; (2) building an organization and infrastructure designed to execute on our mission of being a leading drug development company; (3) receiving over $750 million in capital from transactions that did not involve the issuance of equity securities; (4) avoiding significant future financial commitments in certain cases; and (5) establishing collaboration and proprietary product opportunities that have significant future economic potential based on milestone payments, royalties and sales. We believe that the compensation programs and awards to our Named Executive Officers should be evaluated within the context of these significant accomplishments and performance over a sustained period of time.

Compensation Program Objectives and Philosophy

In order to continue the execution and growth of our business as described above, we believe that it is vital that we continue to retain and attract highly experienced and skilled senior leadership by offering competitive base compensation and benefits, significant performance-based incentives, and the potential for long-term equity compensation. Our goal is to structure a meaningful portion of executive compensation such that it will only have value if the senior leadership is successful in building significant long-term value for us and our stockholders.

Our current executive compensation programs are intended to achieve the following four fundamental goals and objectives: (1) to incent and reward sustained long-term performance by aligning significant elements of executive compensation with our stockholders’ interests, (2) to attract and retain an experienced, highly qualified and motivated executive management team to lead our business, (3) to provide appropriate economic rewards for achieving high levels of our performance and individual contribution, and (4) to pay compensation that is competitive, taking into account the experience, skills and performance of the executives required to build and maintain the organization necessary to support our mission to be a leading drug development company.

When structuring our executive compensation programs to achieve our goals and objectives, we are guided by the following basic philosophies:

•

Alignment with Stockholders’ Interests. Our compensation model should be designed to align the economic interests of our executives with those of our stockholders. In 2012, we established a performance-based stock option award program for our executive officers. Under this program, 50% of the stock options granted to our executive officers for both 2012 and 2013 were made in the form of performance-based stock option awards that vest based on the standard four-year monthly vesting schedule plus a separate performance condition that must also be achieved before the executive officer is permitted to exercise any of the shares under the performance-based stock option. The performance condition would be met only if, within five years from the grant date, the Company or one of its collaboration partners files a new drug application or biologics license application with the FDA (or the equivalent new drug registration with the EMA) for any “Proprietary Company Program” which is defined to include any drug candidate that is wholly-owned by the Company (e.g. NKTR-102 or NKTR-181) or where the Company is entitled to an average royalty interest equal to or greater than 7.5%. We believe that this performance condition is rigorous and objective as it has been achieved only twice in the history of the Company—most recently with the filing of regulatory approval applications for naloxegol in the second half of 2013.

•

Pay for Performance. Our compensation model should deliver compensation above industry median for exceptional performance and deliver compensation below the median for years in which the Company does not perform. In 2013, a study performed by the organization and compensation committee’s independent consultant showed that the value of total direct target compensation for our Named Executive Officers, including our CEO, was below the median for similarly situated executives of our peer group. As used in this discussion, “total direct compensation” means base salary, annual bonus and the value of equity awards granted to the executive as determined under the principles used to value equity awards in the Company’s financial reporting. In addition, to the extent that a peer company’s market capitalization is higher or lower than that of the Company, the data regarding this difference was taken into account as one factor in evaluation of the size of equity awards. In 2012, 2013, and 2014, we also tied 50% of each Named Executive Officer’s equity award to the achievement of a rigorous and objective performance milestone in addition to standard time-based vesting requirements as described above. We currently intend to continue this performance-based equity program on a go forward basis.

•

Total Rewards Program. The total compensation program must balance pay for performance elements with selected static non-performance based elements in order to create a total rewards program that is competitive and will help us attract and retain highly qualified and motivated executives.

•	Flexible Approach. The level of compensation provided to executives must take into account each executive’s role, experience, tenure, performance and expected contribution to our future success.

•

Focus on Achievement of Fundamental Business Goals. The compensation program should be structured so that executives are appropriately incentivized to achieve our short- and long-term goals that are fundamental to driving value in our business.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation goals and objectives. For example, we believe that performance-based short-term cash incentive opportunities in combination with equity incentive awards that are earned over time and increase in value only if we become more valuable is the best way to align our executives’ interests with those of our stockholders and pay for performance. The long-term vesting schedules applicable to equity awards also serve as a significant retention incentive. Providing base salaries, occasional discretionary bonus opportunities and certain severance protections helps us ensure that we are providing a competitive compensation package that will permit us to attract and retain qualified, experienced and highly skilled executives. We believe that we have created a total compensation program that combines short- and long-term components, cash and equity, and fixed and contingent payments, in proportions that are appropriate to achieve each of our fundamental goals and objectives as described above. We also believe that the structure of our compensation program provides appropriate incentives to reward our executives for achieving our long-term goals and objectives, some of the most important of which are building and advancing a robust drug candidate pipeline, entering into new collaboration partnerships and executing on our current collaborations, increasing the skill level and efficiency of our organization and improving our financial performance. We believe that our compensation program has helped us both recruit and retain superior executive talent to continue to build an organization capable of executing on our mission to become a leading drug development company.

Relationship between Company Performance and Executive Pay

The biotechnology industry is generally thought to be characterized by a higher risk profile than more established industries which historically has let to high stock volatility for biotechnology companies. The Company ended 2013 with a closing stock price of $11.35 which represented a five-year company annual stockholder return of 15%, a two year compound stockholder annual return of 42%, and a one year annual return of 53%. Mr. Robin’s total compensation, as reported below in the Summary Compensation Table, increased by 10% from 2012 to 2013, while the stock price increased by 53% over the same period. The graph below demonstrates that even with high levels of volatility in stock price, the total direct compensation for Mr. Robin has been generally aligned with our stock price performance since he joined the Company as our Chief Executive Officer in 2007. We believe this alignment is due in large part to our commitment to the principle of pay for performance and that we review data from the adjusted market capitalization of the Company’s peer group as one component of our equity award determinations rather than relying simply on grant date fair value.

*	Mr. Robin’s compensation for 2007 reflects his new-hire stock option grant.

In 2011, 2012 and 2013, the stock option awards made to Mr. Robin accounted for 55%, 47% and 58%, respectively, of his total direct compensation. This substantial portion of the compensation awarded to Mr. Robin has been made in the form of stock options to ensure that value is delivered only if the stock price increases after the grant date. In addition, one-half of Mr. Robin’s stock options awarded in 2012, 2013, and 2014 include performance-based vesting and have value only if a NDA or MAA approval filing was made for a significant drug development program in the Company’s pipeline. This performance hurdle is in addition to the value of the stock options being directly linked to an increase in stock price following the grant date. We believe these performance based stock option grants served to further align Mr. Robin’s interests with those of our stockholders and create appropriate additional incentives to achieve performance objectives we consider critical to the long-term growth of the Company. The business milestone that we have established for this performance based equity program has been met only twice in the history of the Company. Most recently, in September 2013, the EMA accepted the MAA for naloxegol and a NDA was also subsequently accepted by the FDA. These regulatory approval filings for naloxegol, a significant drug development program in the Company’s late-stage pipeline, met the rigorous and objective performance milestone for the 2012 and 2013 performance stock grants made to Mr. Robin. As discussed further below, in 2014 we continued the performance-based equity award program for the stock option award made to Mr. Robin in 2014.

Executive Compensation Practices

Below we provide a summary of our executive compensation practices, including both the practices that we follow and those that we do not follow, in each case based on whether we believe they serve the long-term interests of our stockholders.

Compensation and Governance Practices We Are Proud Of

☑	Pay-for-Performance. A substantial majority of the compensation awarded to our Named Executive Officers is either tied to specific company-wide and individual performance objectives or has been made in the form of stock option awards that will only have value if the price of our stock increases after the grant date.

☑	Performance-Based Equity Grants. In 2012, 2013 and 2014, we awarded 50% of each executive officer’s equity compensation in the form of performance-based stock options that only vest and become exercisable upon the achievement of specified significant accomplishments in addition to satisfying our typical 4-year time-based vesting requirement. We continued this performance-based equity program for executive officers in 2014 and currently intend to continue this program in future years. We believe this program is important in that it even more tightly aligns the economic interests of our senior leadership team with those of our stockholders.

☑	Double Trigger. Our change of control severance benefit plan (CIC Plan) only provides our executive officers with acceleration of unvested equity awards held by them if they are terminated (without cause or constructively) in connection with a change of control transaction or within 12 months following a change of control transaction. We do not provide accelerated vesting of equity awards on a change in control alone.

☑	Modest Perquisites. We provide only modest perquisites and nearly all of those perquisites are in the form of insurance benefits that we believe are in line with industry practice for executive compensation. We do not provide perquisites such as personal travel reimbursement, tax services or financial planning.

☑	Reasonable Post-Employment and Change of Control Severance Arrangements. We believe that our severance arrangements with our executive officers are reasonable and in line with industry practice.

☑	Review Tally Sheets. We review tally sheets for our Named Executive Officers prior to making annual executive compensation decisions.

☑	Compensation Claw-Back Policy. We have implemented a claw-back policy which permits us to require reimbursement or cancellation of all or a portion of any performance-based cash awards or equity incentive payments to the extent based on financial results that are subsequently revised.

☑	Regular Review of Share Utilization for Equity Compensation. We regularly evaluate equity incentive plan share reserve pool utilization by reviewing overhang levels (the dilutive impact of equity compensation on stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

☑	Mitigate Undue Risk. We mitigate undue risk associated with compensation by implementing the following: multiple performance targets and caps on potential payments of short-term incentive compensation (i.e. annual bonuses), awarding a substantial portion of executive compensation in the form of long-term compensation (i.e. stock options with multi-year vesting requirements), and compensation claw-back provisions.

☑	Utilize Independent Compensation Consulting Firm. The organization and compensation committee regularly consults with an independent compensation consulting firm which provides no other services to the Company. For more information on our independent compensation consultant, please see “Organization and Compensation Committee” under “Information About Our Board of Directors” above.

☑	Shareholder Outreach. We regularly meet with our shareholders to get feedback and discuss items of concern to them, including executive compensation. We describe shareholder outreach efforts on executive compensation in more detail below in “The Role of Stockholder Say-on-Pay Votes.”

☒	No Stock Option Repricing. Our equity incentive plans prohibit us from repricing, exchanging or otherwise providing value for underwater stock options.

☒	Elimination of Excise Tax Gross-Ups on Change of Control Payments. On April 5, 2011, we amended our change of control severance benefit plan to eliminate any “gross up” payments for any excise taxes imposed on participants who became eligible to participate in the plan after January 1, 2010.

☒	No Full Value Equity Awards. We have not awarded “full value” restricted stock units to our Named Executive Officers during the last six years. Stock options are our preferred form of long-term incentive compensation because we believe they are more performance based than other equity vehicles, with value delivered only if the stock price of our common shares appreciates following the stock option grant date.

☒	No Accelerated Vesting of Equity Awards on Termination. Whether one of our Named Executive Officers is terminated by the Company without cause or resigns for a good reason, our severance arrangements do not provide for accelerated vesting of outstanding equity awards (other than a qualifying termination after a change in control as provided in the CIC Plan).

☒	No Inclusion of the Value of Equity Awards in Severance Calculations. Our post-termination and change of control severance arrangements do not include the value of equity awards in annual compensation for purposes of determining cash severance amounts.

☒	No Employment Contracts. We do not have employment contracts with our executive officers that provide for a guaranteed term of employment.

☒	No Funded Pension or Retirement Plans. We do not provide any guaranteed or funded retirement plan benefits other than a matching contribution up to $3,000 for 401(k) plan participation that we make available to all employees.

☒	No Hedging Transactions, Share Pledging, or Short Sales by Executive Officers or Directors. Our security trading policy prohibits any employee or director from engaging in hedging transactions, short sales or trading in any derivative security of the Company. This policy also prohibits pledging our shares on margin.

Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast an annual advisory vote on our executive compensation program (referred to as a “say-on-pay vote”). At our annual meeting of stockholders held in June 2013, approximately 89% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. Although we believe this result affirms stockholders’ support of our approach to executive compensation, we continue to seek feedback on our program from our stockholders. The board of directors and organization and compensation committee will continue to consider the outcome of our say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

In May and June of 2013 we contacted a substantial majority of our top 20 stockholders to discuss executive compensation and the management say-on-pay proposal that was to be voted upon at the June 2013 annual meeting of stockholders. In these discussions, management reviewed peer group design, the adoption of performance vesting based on the important achievement of an NDA or MAA filing for significant drug development programs, and equity grants that took into account data that adjusted the Company’s market capitalization relative to the peer group. The stockholders provided consistent feedback supporting our executive pay program and this support was ultimately manifested in an 89% approval of the management say-on-pay proposal in 2013. Specifically, the stockholders indicated strong support for the performance-based equity program which they agreed was established based on clear and objective value enhancing performance milestones for the Company. They also affirmed their support of our practice of reviewing market capitalization adjusted peer group data as one component of equity award decision-making process particularly given the volatility of stock prices in the biotechnology sector. In addition, based on feedback from certain stockholders that they would value more detailed information on the annual corporate goals that are the basis of the short-term annual incentive compensation program, we have included greater detail in this year’s proxy statement regarding the corporate goal achievement for performance period ending December 31, 2013. Although not specifically requested by stockholders, we reviewed our peer group companies and adjusted this group removing 3 peer group companies and adding 5 new peer group companies with market capitalizations closer to that of the Company.

Design and Elements of Our Compensation Program

The material elements of our current executive compensation programs for Named Executive Officers consist primarily of the following:

1.	Base Salary. Each Named Executive Officer earned an annual base salary during 2013.

2.	Short-Term Incentive Compensation. Each Named Executive Officer was eligible to earn an incentive cash compensation payment for the 2013 performance period based on a combination of the Company’s achievement of corporate performance objectives and their individual performance.

3.	Long-Term Incentive Compensation. Each Named Executive Officer was awarded stock option grants during 2013, with 50% of each grant being subject to a rigorous and objective performance-based vesting condition as well as a time-based vesting schedule.

While we review peer group company data regarding the mix of current and long-term incentive compensation and between cash and non-cash compensation, we have not adopted any formal policies or guidelines for allocations among these various compensation elements. However, consistent with our philosophy of paying for performance, we believe that a greater component of overall direct compensation for the Named Executive Officers relative to other employees should be performance-based; therefore, in 2013 approximately 59% to 76% of the total direct compensation of the Named Executive Officers was tied to Company and individual performance objectives or linked to the value of our stock price.

As illustrated in the accompanying chart, in 2013, approximately 76% of total direct compensation to Mr. Robin was performance-based and not guaranteed.

*	50% of the stock options granted to Mr. Robin in 2013 was contingent upon achievement of a performance-based milestone.

Use of Peer Company Data

We regularly review the compensation practices of our peer group companies identified below in response to the fast moving nature of the biotechnology industry, including merger and acquisition activity, and changes in product pipeline and business stage. In determining the appropriate peer companies, we consider the following factors: business model, business stage and complexity, therapeutic area similarity, status of the drug candidate pipeline, manufacturing activity (if any), technology platform, product focus and company size based on the number of employees, revenue and market capitalization. As a result of the Company having a combination of multiple drug candidates in diverse therapeutic areas (and, in the case of Amikacin Inhale and Cipro DPI, drug candidates based on different technologies), a mix of wholly-owned and partnered drug candidates, a technology platform with the potential to enable multiple drug candidates in future years, and a significant legacy proprietary manufacturing operation, it is very challenging to identify truly comparable companies. Prior to the February 2013 compensation decisions for the Named Executive Officers, our last review of the composition of our peer group companies was conducted in September 2012. As a result of this review, Human Genome Sciences, Inc. was removed from the peer group due to its acquisition by GlaxoSmithKline. No other peer group changes were made. The peer group of companies used in the deliberations when determining the structure and amounts of total compensation for the Named Executive Officers as part of our annual compensation review in the first quarter of 2013 included:

Acorda Therapeutics, Inc. Affymetrix, Inc. Alkermes, Inc. Auxilium Pharmaceuticals BioMarin Pharmaceutical Inc. Cubist Pharmaceutical Inc. Exelixis, Inc.	Incyte Corporation Isis Pharmaceuticals, Inc. Jazz Pharmaceuticals, Inc. Onyx Pharmaceuticals Inc. Seattle Genetics Theravance United Therapeutics Corp. Viropharma, Inc.

In September 2013, we modified our peer group companies with the objective of more closely aligning the Company’s market capitalization and business model with that of the peer group. As a result of this review, Affymetrix, Inc., BioMarin Pharmaceutical, Inc., and Onyx Pharmaceuticals, Inc. were removed from the peer group. We also determined that we would add certain companies to the peer group including Arena Pharmaceuticals, Inc., ImmunoGen, Inc., Ironwood Pharmaceuticals, Inc., NPS Pharmaceuticals, Inc. and Questcor Pharmaceuticals, Inc. The median market capitalization of these newly added peer group companies was approximately 130% of our market capitalization at the time of our review and modification of the peer group. The revised peer group, referred to in this discussion as the 2014 Peer Group, was used as a reference point in making our most recent executive compensation decisions in early 2014. The updated peer group of companies used as a reference point in our deliberations regarding total compensation for the Named Executive Officers in early 2014 included:

Acorda Therapeutics, Inc. Alkermes, Inc. Arena Pharmaceuticals, Inc. Auxilium Pharmaceuticals Cubist Pharmaceutical Inc. Exelixis, Inc. ImmunoGen, Inc. Ironwood Pharmaceuticals, Inc.	Incyte Corporation Isis Pharmaceuticals, Inc. Jazz Pharmaceuticals, Inc. NPS Pharmaceuticals, Inc. Questcor Pharmaceuticals, Inc. Seattle Genetics Theravance United Therapeutics Corp. Viropharma, Inc.

Given that certain of our peer group companies have larger market capitalizations than the Company, we also review equity and total direct compensation data for our executives against the compensation for similarly situated executives with the peer companies as adjusted for differences in market capitalization to help further inform our decision-making process. Although the board of directors and organization and compensation committee reviewed and discussed the compensation data for the peer group companies to help inform executive compensation decisions, we do not set compensation at any specific level or percentile based on the peer group data (i.e., we do not “benchmark” our executive compensation levels). The peer group data is used by us as only one reference point taken into account in making compensation decisions. We do not use peer group or industry survey data as a standalone tool for setting compensation due to the unique aspects of our business and the need to attract and retain particular expert managers with unique experience, skills and other individual circumstances. However, we generally believe that reviewing and analyzing this information is an important component of our executive compensation decision-making process.

Base Salary

Base salary is the initial building block of compensation for the Named Executive Officers because it provides the executives with a specified minimum level of cash compensation which we believe is an important part of attracting and retaining the executives. When determining the amount of each Named Executive Officer’s base salary, we consider competitive pay practices, cost of labor and compensation trends, individual performance and promotions, level and scope of responsibility, experience and internal pay equity. However, we do not use a formula or assign a particular weight to any one factor in determining base salary levels. Rather, the determination of base salary levels is subjective, and the board of directors and organization and compensation committee set salaries at levels they believe in their judgment are reasonably competitive.

In February 2013, base salaries for the Named Executive Officers were reviewed by us and were increased between 2.9% to 6.3% based on labor cost and compensation trends, competitive considerations, and a subjective assessment of each executive’s role and performance during the previous year. The base salary earned by each Named Executive Officer during 2013 is reported below in the Summary Compensation Table.

Short-Term Incentive Compensation

Incentive Compensation Policy. We believe that the short-term incentive compensation program (“Incentive Compensation Policy”) for the Named Executive Officers is important to our business as it provides a mechanism to reward achievement of short-term objectives that advance us toward our long-term strategic objectives. Our Incentive Compensation Policy applies to all employees and all executive officers other than Mr. Robin, who is subject to his own separate annual performance-based bonus compensation arrangement with a combination of corporate and personal objectives established and evaluated by the board of directors. However, Mr. Robin’s bonus arrangement for 2013 was based on substantially the same corporate objectives as applied to the other Named Executive Officers under the Incentive Compensation Policy. Consistent with our compensation philosophy of paying for performance and maintaining a flexible approach, we use the Incentive Compensation Policy to provide Named Executive Officers with an incentive to contribute to the achievement of corporate objectives and goals while at the same time encouraging and rewarding excellent individual performance and recognizing differences in performance between individual executives.

Plan Design. The board of directors establishes a number of annual corporate goals each year that include clinical development, research, manufacturing, organizational and financial goals which we believe are essential to building long-term stockholder value and are used to assess corporate performance for the year under the Incentive Compensation Policy. These corporate goals are designed to be achieved during the annual performance period and their relative weighting is based upon our assessment of the importance of each goal in creating long-term value for the Company and our stockholders. If we achieve the target level of performance for all of the stated goals, the overall corporate performance rating should be approximately 100%. Each corporate goal is designed so that significant levels of achievement are required to meet the goal. Following the conclusion of the annual performance period, the level of achievement for each corporate goal is assessed by the board of directors. The board determines whether each corporate goal has been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the determination of corporate performance may be adjusted upward or downward as deemed appropriate to factor in other significant corporate events that occurred during the performance period. After taking into account the level of attainment of each corporate goal and such other corporate performance factors as the board may determine appropriate in reviewing performance for a particular year, the board of directors assigns an overall corporate performance rating for the year, which may range from 0% to 200%. The organization and compensation committee then confirms the corporate performance rating for purposes of the Incentive Compensation Policy. The total available bonus pool under the Incentive Compensation Policy is determined by multiplying the corporate performance rating by the aggregate target bonus of all eligible participants. The aggregate of all individual bonuses awarded under the policy cannot exceed the total available bonus pool so that the total cost of bonuses ultimately reflects our assessment of overall performance and is not inflated by the sum of individual performance ratings. Mr. Robin does not participate in the final determination of corporate goals or determining the corporate performance rating for purposes of the Incentive Compensation Policy.

After the corporate performance rating is determined, the individual performance of each Named Executive Officer (other than Mr. Robin) is reviewed by the organization and compensation committee in consultation with Mr. Robin in order to determine the appropriate individual performance percentage rating to be assigned to the executive for the performance period. Mr. Robin’s individual performance is reviewed by the organization and compensation committee for purposes of determining his annual bonus compensation. Each Named Executive Officer’s actual annual bonus is based on a combination of the corporate performance rating and his or her individual performance rating. The Incentive Compensation Policy does not provide for a specific allocation or weighting of each Named Executive Officer’s actual bonus amount between our corporate performance and individual performance. The actual annual bonus awarded for each Named Executive Officer is determined by us in our sole discretion, and the maximum payout for each Named Executive Officer, including Mr. Robin, could be up to 200% of his or her target annual performance-based compensation target (or, by the same token, an individual executive’s award could be reduced to 0% based on individual performance regardless of the corporate performance rating).

Target Annual Short-Term Incentive Compensation for 2013. The Named Executive Officers were each assigned a target annual incentive for 2013 ranging from 50% to 75% of base salary. The table below shows the target annual incentive assigned by us to each Named Executive Officer for 2013 both as a dollar amount and as a percentage of base salary.

Name	Target Annual Incentive for 2013 ($)	Target Annual Incentive for 2013 (% of Base Salary)
Howard W. Robin	624,953	75%
John Nicholson	262,750	50%
Stephen K. Doberstein, Ph.D.	231,000	50%
Rinko Ghosh	227,550	50%
Gil M. Labrucherie	252,750	50%

Company Performance Objectives. As a result of feedback from our stockholder outreach effort in 2013, below we have provided greater detail on the corporate performance objectives upon which the short-term incentive compensation is based. Specifically, we have expanded our disclosures below to provide the name of the individual development program associated with each corporate goal and its relative weighting. The 2013 corporate objectives and relative weightings assigned to each objective were as follows:

1.	A clinical development objective of achieving successful efficacy, safety and tolerability results from the NKTR-181 (our novel opioid pain drug candidate) Phase 2 clinical study as well as the successful results from the NKTR-181 human abuse liability clinical study (30%).

2.	A clinical development objective to achieve a minimum year-end patient enrollment in the etirinotecan pegol Phase 3 BEACON (NKTR-102) Study in metastatic breast cancer (10%).

3.	A clinical development objective of achieving successful results from the NKTR-192 (novel short-acting opioid drug candidate) Phase 1 clinical study (10%).

4.	A research and clinical development objective to complete IND enabling work (GLP manufacturing and toxicology studies) for NKTR-171 sufficient to advance it into clinical studies (10%).

5.	A research objective related to completing IND enabling work (GLP manufacturing) for NKTR-214 (5%).

6.	A research objective to advance multiple molecules into development candidate status (i.e. ready for IND enabling toxicology work) (5%).

7.	A manufacturing objective to complete nebulizer device stability work and meet minimum manufacturing quantities to enable Bayer to start the Phase 3 clinical studies for BAY41-6551 (Inhaled Amikacin Solution formally known as NKTR-061) (10%).

8.	A manufacturing objective to meet predefined quality, performance and on-time delivery targets for our significant proprietary pegylation reagent customers (5%).

9.	A business development objective to complete a new transaction with a minimum financial target (5%).

10.	A financial objective that cash used in operations (excluding budgeted new transaction revenue in the goal specified above) plus capital expenditures not exceed $200 million (10%).

These performance objectives served as the corporate performance objectives under the Company’s Incentive Compensation Policy and were also used as one data point for purposes of the organization and compensation committee determining Mr. Robin’s performance-based incentive compensation for 2013. The aggregate weighting of the 2013 target corporate objectives was set at 100%. However, the maximum potential corporate performance rating is limited to 200% in any case. A corporate performance rating in excess of 100% can only be achieved if the board of directors determines that the goal achievement for one or many of the goals substantially exceeded the target metrics, or the board uses its discretion to factor in other significantly positive corporate events that occurred during the performance period.

Research and development goals comprised 70% of the corporate performance objectives for 2013, with an additional 15% relating to manufacturing objectives that we believe are critical to our business, and the remaining 15% relating to financial objectives. This weighting of objectives is a reflection of our long-term focus as a drug development company with the goal of building a broad, robust and diverse pipeline of proprietary drug candidates. We believe this mix of corporate goals was not only an appropriate measure of achievement in 2013, but also represents objectives important to building the long-term foundation of our business.

Actual Annual Incentives Earned for 2013

A report of the achievement of the 2013 corporate objectives was prepared by the executive committee and then reviewed and assessed by the board of directors. The board of directors determined that seven of the corporate goals identified above were met (including the financial objective), one was partially met, and one was exceeded which resulted in an 85% achievement level as compared to target. One goal was not met and therefore received no credit. The board of directors also recognized that in 2013 there were significant accomplishments outside of the established corporate objectives including the favorable results from the long-term comparative controlled safety study of naloxegol versus usual care (KODIAC-08) and the regulatory filings for naloxegol in the United States and European Union which triggered a total of $95 million in milestone payments in the second half of 2013 under the Company’s license agreement with AstraZeneca. In recognition of these accomplishments, the board of directors concluded a discretionary upward adjustment of 5% would be appropriate which resulted in a final corporate performance rating of 90% for 2013 which was used to set the aggregate bonus pool under the Incentive Compensation Policy.

Following the corporate performance rating determination, the organization and compensation committee, in consultation with Mr. Robin, determined an individual performance rating for each of the Named Executive Officers excluding Mr. Robin, whose performance is determined independently by the organization and compensation committee without his participation. As with our other employees and consistent with our philosophy of pay for performance, these executives are eligible to receive awards that exceed the corporate performance rating if their rating is “exceptional” and “exceeds expectations.” Employees with ratings of “solid performer”, “needs improvement” and “does not meet expectations” received awards below the corporate performance rating level, and in some cases they received bonuses significantly below that level or no bonus award at all.

After considering input from Mr. Robin, the organization and compensation committee considered the following individual performance factors in determining each executive’s actual bonus for 2013:

•

For Dr. Doberstein, specific performance factors considered by us included his effective leadership of the Company’s scientific function and development of his leadership team, the continued advancement of the research development pipeline, his input on the strategic direction of the business, and his ability to effectively work with other members of the management team.

•

For Mr. Nicholson, specific performance factors considered by us included his operational leadership across functional areas, his management of high quality finance, information technology and quality departments, and his ability to effectively work with other members of the management team.

•

For Mr. Labrucherie, specific performance factors considered by us included his exceptional performance within his functional area including his leadership and skills in corporate governance and risk management, the negotiation of a revised collaboration agreement with AstraZeneca that resulted in regulatory filings being made for naloxegol, his management of a high quality legal and patent department, his input on the strategic direction of the business, and his ability to effectively work with other members of the management team.

In the case of Mr. Ghosh, we entered into an employment transition and general release agreement with him in February 2014 which included lump sum severance payments, of which $204,795 related to compensation for the 2013 annual performance period. This compensation was paid to Mr. Ghosh as an integrated component of his severance arrangement.

In determining Mr. Robin’s 2013 bonus, the organization and compensation committee took into account a combination of the corporate achievements identified above and its subjective assessment of his individual performance. Specific performance factors considered for Mr. Robin included his superb leadership in setting and executing on the long-term strategy of the Company, the negotiation of a revised collaboration agreement with AstraZeneca that resulted in regulatory filings being made for naloxegol, the overall execution of the business plan including advancing the Company’s development pipeline of proprietary and partnered programs, the effective public communication of the Company’s business strategy and future potential.

The bonuses awarded to the Named Executive Officers for 2013 fell within the guidelines we established for all of our employees under the Incentive Compensation Policy who received the individual performance ratings assessed and approved for these executives by the organization and compensation committee. In other words, although the bonus awards to the Named Executive Officers may be higher than the 90% corporate performance rating, these bonus awards (expressed as a percentage of the participant’s target bonus) were substantially consistent with the bonus awards made to participants in the Incentive Compensation Policy with a similar individual performance rating. The following table lists the actual annual performance-based incentive compensation awarded to each Named Executive Officer as a percentage of his 2013 target bonus.

Name	Actual Bonus as a Percentage of Target Bonus for Entire 2013 Year (%)
Howard W. Robin	105%
John Nicholson	105%
Stephen K. Doberstein, Ph.D.	100%
Rinko Ghosh	90%
Gil M. Labrucherie	110%

Discretionary Bonuses Earned in 2013. No discretionary bonuses were awarded to the Named Executive Officers in 2013.

The amounts of each Named Executive Officer’s bonuses for the 2013 fiscal year are reported in the Summary Compensation Table below.

Long-Term Incentive Compensation: Equity Awards

Overview. In accordance with our objective of aligning executive compensation with our stockholders’ interests, our current long-term incentive program for the Named Executive Officers generally consists of one annual award of equity compensation that is typically subject to a multi-year vesting schedule. We believe that equity compensation is a very effective tool to align the interests of our Named Executive Officers, who have significant responsibility for driving our success, with the interests of our stockholders. Stock options are our preferred form of long-term incentive compensation because we believe they are inherently performance-based with value delivered only if the price of our common shares appreciates following the grant.

Performance-Based Equity Compensation Program. In 2012, we established a performance-based stock option award program for our executive officers. Under this program, 50% of the stock options granted to our executive officers each year have been made in the form of performance-based stock option awards that vest based on the standard four-year monthly vesting schedule plus a separate performance condition that must also be achieved before the executive officer is permitted to exercise the performance-based stock option. The performance condition will be met only if, within five years from the grant date, the Company or one of its collaboration partners files a new drug application or biologics license application with the FDA (or the equivalent new drug registration with the European Medicines Agency) for any “Proprietary Company Program” which includes any drug candidate that is wholly-owned by the Company (e.g. NKTR-102 or NKTR-181) or where the Company is entitled to an average royalty interest equal to or greater than 7.5% of net sales. In setting this performance hurdle, the organization and compensation committee believed it would be challenging to achieve and, if achieved, would help create long-term stockholder value. For example, this performance condition has only been achieved twice in the history of the Company. The remaining 50% of the stock option grants awarded to our executive officers in each year are subject to our standard time-based vesting requirements. In September 2013, the EMA accepted the MAA for naloxegol. This regulatory filing acceptance for naloxegol met the performance condition for the 2012 and 2013 performance stock option grants, which remain also subject to the standard four-year monthly vesting schedule from the date of grant. We currently intend to continue the performance-based stock option award program in future years, with 50% of equity awards vesting only if performance milestones based on corporate accomplishments are achieved that we believe are significant and further align the economic interests of our executives with those of our stockholders. At this point in the Company’s evolution as a drug development company, we believe that the advancement of the late stage drug candidate pipeline is critical to potential stockholder value creation. As such, the performance condition for our 2014 performance-based stock option awards is also based on a future regulatory approval filing with the FDA or EMA for a Proprietary Company Program.

Actual Long-Term Incentives Awarded. The Named Executive Officers received an annual equity award during the first portion of 2013 in connection with the annual performance review process. Our view is that the equity awards granted early in each year primarily represent compensation earned for performance during the preceding year, even though SEC proxy rules require that the grant date fair value be included as compensation in the annual period in which the equity grant is awarded (i.e. 2013 instead of 2012 which is differs from the way annual cash bonus awards are categorized—in 2012—even though both compensation awards are made on the same day). In determining the grant levels for these awards, we consider a number of factors including an assessment of individual performance, competitive market practices, the number of unvested stock options held by the executive and average exercise price (i.e. the retention value) of these options, the individual’s overall contribution, and stockholder dilution. However, we do not use a formula or assign a particular weight to any one factor in determining equity award levels. Rather, the determination of equity grant levels is subjective, and the organization and compensation committee awards equity grants at levels it believes in its judgment are reasonably competitive and consistent with our philosophy that a substantial portion of our executives’ compensation should be performance-based and help to further link the interests of our executives with those of our stockholders. These annual stock option awards vest monthly over a period of four years and thus provide a retention incentive for the executive as well as an additional incentive to help create value for our stockholders. Our independent consultant provided data that indicated that the grant date value of the stock options granted to Mr. Robin in 2013 were almost 50% below the unadjusted median for chief executive officers of our peer group and approximately median of our peer group after adjusting for market capitalization as described above. For these purposes, the grant-date value of equity awards is determined using the same stock option valuation methodology used for the Company’s financial reporting.

The number of shares of common stock subject to stock options granted to each Named Executive Officer during 2013 and the grant-date fair value of these equity awards is presented in the Grants of Plan Based Awards in 2013 table below. A description of the material terms of the 2013 stock option awards is presented in the narrative section following that table.

Grant Date Practices. The grant date for equity awards is typically the date of approval by the organization and compensation committee or, if later the date an executive officer commences employment for new hire grants. To streamline the administration of our equity plans, the organization and compensation committee will generally approve equity awards to newly hired executives at the time their other compensation arrangements are approved, but provide that the grant date will be the date that they actually begin employment. This approach also permits us to match the grant date with the service period of the stock option recipient. Meetings of the organization and compensation committee at which equity grants are reviewed and approved generally are scheduled well in advance.

Severance and Change of Control Benefits

If the employment of a Named Executive Officer is terminated by us without cause or by the executive for a designated good reason outside of the context of a change of control transaction, the executive would be entitled to severance benefits under the executive’s agreements with the Company. These severance benefits include a cash severance payment based on the executive’s then current base salary and the amount of his or her target annual incentive bonus, payment of COBRA premiums for one year, and an additional 12 month period to exercise vested options (an 18 month period for Mr. Robin). In order to attract and retain these Named Executive

Officers in a competitive environment for highly skilled senior executive talent in the biotechnology and pharmaceutical industry and to provide an incentive to obtain a broad release of claims in favor of the Company, we determined it was necessary to offer each of them severance benefits in the case of a termination without cause or constructive termination outside the context of a change of control transaction. Many of our peer companies provide severance benefits for similar types of terminations of employment, and we believe that it is important for us to offer these severance benefits in order to continue to provide a competitive total compensation program. These Named Executive Officers would also be entitled to certain termination benefits upon a termination of employment because of death or disability.

We also maintain a Change of Control Severance Benefit Plan (the “CIC Plan”) that provides the Named Executive Officers with certain severance benefits if their employment is terminated in connection with a change of control. The CIC Plan was originally established in 2006, and no amendments have been made to the plan since that time that would increase the severance benefits available under the CIC Plan. Severance benefits under the CIC Plan are structured on a “double-trigger” basis, meaning that the executive must experience a termination without cause or resign for a specifically defined good reason in connection with the change of control in order for severance benefits to become payable under the CIC Plan. Like the severance benefits under the letter agreements, we believe that these change of control severance benefits are an important element of a competitive total compensation program. Additionally, we believe that providing change of control benefits should eliminate, or at least reduce, any reluctance of our Named Executive Officers and other key employees covered by the CIC Plan to diligently consider and pursue potential change of control opportunities that may be in the best interests of our stockholders. At the same time, by providing change of control benefits only upon the occurrence of an additional triggering event occurring in connection with the change of control transaction resulting in a job loss, we believe that this CIC Plan helps preserve the value of our key personnel for any potential acquiring company.

Under the CIC Plan, the executive would be entitled to accelerated equity award vesting upon a termination described above. The other severance benefits under the CIC Plan are generally similar to the severance benefits described above; however Mr. Robin’s cash severance would be increased to cover the two-year period following termination and Company-paid COBRA coverage would be increased to eighteen months. Outplacement services received within twelve months following separation, up to a maximum of $5,000, are provided to all participants. In addition, each of the Named Executive Officers would be entitled to full equity vesting and, except for Dr. Doberstein, a “gross up” payment for any excise taxes imposed under Section 4999 of the Internal Revenue Code once a 10% cutback threshold is exceeded and outplacement benefits. We determined that Mr. Robin should be entitled to increased severance benefits for a termination in connection with a change of control because of his role in the Company and the likelihood that a change of control would result in his termination of employment. The excise tax gross-up was included in the CIC Plan as originally adopted in 2006 to make the participants whole for any adverse tax consequences to which they may become subject under Section 4999 of the Internal Revenue Code and to avoid unintended differences in net severance based on individual factors like the date of hire and past option exercise decisions, which preserves the level of change of control severance protections that we have determined to be appropriate. At the time the CIC Plan was established, we believed this excise tax gross-up protection was a reasonable part of a competitive total compensation package and generally consistent with industry practice at the time. On April 5, 2011, the board of directors amended the CIC Plan to eliminate any “gross up” payments for any excise taxes imposed under Section 4999 of the Internal Revenue Code for participants who became eligible to participate in the CIC Plan on or after January 1, 2010. The board of directors decided to eliminate this tax gross-up provision under the plan for new participants based on its review of current industry practices.

The “Potential Payments Upon Termination or Change of Control” section below describes and quantifies the severance and other benefits potentially payable to the Named Executive Officers.

Other Benefits

We believe that establishing competitive benefit packages for employees is an important factor in attracting and retaining highly-qualified personnel, including the Named Executive Officers. The Named Executive Officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability insurance, commuting benefits, employee stock purchase plan and the 401(k) plan, in each case generally on the same basis as other employees. We do not offer a tax-qualified defined-benefit pension plan or any non-qualified defined benefit retirement plans, nor do we provide material perquisites to our executives.

Assessment of Compensation-Related Risk

As with other companies that utilize pay-for-performance based compensation elements, our focus on a pay-for-performance compensation model inherently presents certain risks as our executive officers and employees strive to achieve high levels of performance to build and expand our business. However, we recognize the need to strike a balance between pay-for-performance and calculated business risk taking, and believe that our compensation program, including the compensation opportunities for our executive officers, should not encourage inappropriate or excessive risk-taking. Several design features of our compensation program that we believe reduce the likelihood of excessive risk-taking include the following:

•	The compensation plan design provides a mix of base salary, short-term incentive compensation opportunity and equity compensation earned over multiple-year periods.

•

The determination of the corporate performance rating under the annual bonus plan is based on our achievement of a diversified mix of development, research, organizational and financial objectives. Thus, the achievement of any single corporate objective does not have a disproportionate impact on the aggregate annual bonus awarded.

•	Each employee’s annual cash bonus is determined by a combination of the corporate performance rating and a subjective determination of individual performance.

•	The maximum payout levels for annual incentive bonuses are capped at 200% of each employee’s annual target bonus.

•

A substantial portion of each executive’s compensation opportunity is in the form of long-term equity incentives, which help to further align the long-term interests of our executives with those of our stockholders.

•	All employees are subject to our security trading policy which prohibits trading in derivative securities (i.e. puts or calls), short selling, and any trading in the Company’s securities on margin.

•

Each executive officer is subject to our claw-back policy which provides that any compensation received by an executive officer based upon the achievement of financial results that are subsequently revised is subject to cancellation or a reimbursement obligation.

Based on a review of our compensation program, in particular the compensation opportunities for our executive officers, we have concluded that it should not encourage inappropriate or excessive risk-taking that may have a material adverse effect on the Company.

Section 162(m) Policy

Section 162(m) of the U.S. Internal Revenue Code limits our deduction for federal income tax purposes to $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). While we consider the compensation limits of Section 162(m) when designing our executive compensation programs, we reserve discretion to grant compensation from time to time that may not be deductible under the Section 162(m) limits in situations where we have determined the compensation to be appropriate to satisfy our compensation and other objectives. We intend to continue to evaluate the effects of the compensation limits of Section 162(m) and to grant compensation awards in the future in a manner we believe is consistent with the best interests of our Company and stockholders.

COMPENSATION COMMITTEE REPORT

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as otherwise expressly stated in such filing.

The organization and compensation committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the committee recommended to our board of directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and in our 2013 proxy statement. This report is provided by the following independent directors, who currently comprise the committee:

Lutz Lingnau—Chairman

R. Scott Greer

Joseph J. Krivulka

Christopher A. Kuebler

SUMMARY COMPENSATION TABLE—FISCAL 2011-2013

The following table shows, for the fiscal year ended December 31, 2013, compensation awarded to or earned by our Chief Executive Officer, our Chief Financial Officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2013 (the “Named Executive Officers”). To the extent any Named Executive Officers were also named executive officers for the fiscal years ended December 31, 2012 or December 31, 2011, compensation information for our 2012 and 2011 fiscal years is also presented for such executives.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(3) (g)		All Other Compensation ($) (i)		Total ($) (j)
Howard W. Robin	2013	831,247			2,067,165	656,200		15,039	(4)	3,569,652
President and Chief Executive Officer	2012	807,196	500		1,510,160	910,125		14,351		3,242,332
	2011	785,131			1,732,530	650,000		10,599		3,178,261

John Nicholson	2013	524,264			849,835	276,000		12,112	(5)	1,662,210
Senior Vice President and Chief Financial Officer	2012	509,529	500		377,540	357,000		12,225		1,256,794
	2011	495,583			363,831	260,925		9,717		1,130,056

Stephen K. Doberstein	2013	459,722			459,370	231,000		9,513	(6)	1,159,605
Senior Vice President and Chief Scientific Officer	2012	433,605			377,540	260,000		9,613		1,080,758
	2011	420,167	20,000		346,506	221,550		9,057		1,017,280

Rinko Ghosh (7)	2013	453,994			459,370	204,795	(8)	7,436	(9)	1,125,595
Senior Vice President and Chief Business Officer	2012	440,840			377,540	265,000		7,772		1,091,152
	2011	428,333	1,000		577,510	225,750		8,426		1,241,020

Gil M. Labrucherie	2013	504,195			689,055	278,000		7,238	(10)	1,478,488
Senior Vice President and General Counsel	2012	488,270			566,310	330,000		6,503		1,391,083
	2011	468,083			519,759	306,150		7,249		1,301,241

(1)	Amounts reported in this column represent discretionary bonuses awarded in 2012 to Mr. Robin and Mr. Nicholson upon achievement of five years of service with the Company, and in 2011 represent a bonus of $20,000 for Dr. Doberstein in connection with our removing the opportunity for participants in the CIC Plan hired after January 1, 2010 to receive “gross up” payments for any excise taxes imposed under Section 4999 of the Internal Revenue Code under the plan and a discretionary bonus for Mr. Ghosh under our Service Award Policy upon his achievement of ten years of service with the Company.
(2)	Amounts reported represent the aggregate grant date fair value of awards granted in the applicable year computed in accordance with FASB ASC Topic 718 (formerly SFAS No. 123R), which excludes the effects of estimated forfeitures. For a complete description of the assumptions made in determining the valuation, please refer to (i) Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2013 and (ii) similar footnotes to our audited financial statements in our annual reports on Form 10-K for prior years when the awards were granted.

As noted in the Compensation Discussion and Analysis above, certain options granted to the Named Executive Officers in 2012 and 2013 were subject to performance-based vesting requirements. The amounts reported in the “Option Awards” column of the table for 2012 and 2013 above include the grant date fair value of these performance-based stock options based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based conditions applicable to the awards. The probable grant date fair value for these awards was determined assuming that the highest level of the performance conditions would be achieved.

(3)	Amounts reported for 2011, 2012 and 2013 represent amounts earned under the Incentive Compensation Policy for that year or, for Mr. Robin, under his amended and restated offer letter effective as of

December 1, 2008. As noted in the “Compensation Discussion and Analysis” above, Mr. Robin’s annual bonus opportunity for 2013 was similar in structure to the bonus opportunities for the other Named Executive Officers under the Incentive Compensation Policy.
(4)	Includes (i) life insurance premiums of $10,668, (ii) a $3,000 contribution to a 401(k) plan, and (iii) a $1,370 for parking.
(5)	Includes (i) life insurance premiums of $9,068, (ii) a $3,000 contribution to a 401(k) plan, and (iii) a $44 for parking.
(6)	Includes (i) life insurance premiums of $3,657, (ii) a $3,000 contribution to a 401(k), (iii) $2,244 for parking and $12 for a tax gross up on parking, and (iv) a $600 public transit match.
(7)	Mr. Ghosh’s last day of employment at the Company was March 15, 2014.
(8)	This compensation was paid to Mr. Ghosh as an integrated component of his severance arrangement.
(9)	Includes (i) life insurance premiums of $2,615, (ii) a $3,000 contribution to a 401(k) plan, and (iii) $1,821 for parking.
(10)	Includes (i) life insurance premiums of $1,590, (ii) a $3,000 contribution to a 401(k), (iii) $2,360 for parking and $122 for a tax gross up on parking, and (iv) a $165 public transit pass.

Description of Employment Agreements

Each of the Named Executive Officers has entered into our standard form of employment agreement and an offer letter or letter agreement. The form of employment agreement provides for protective covenants with respect to confidential information, intellectual property and assignment of inventions and also sets forth other standard terms and conditions of employment. The offer letter entered into by Messrs. Robin, Nicholson, and Dr. Doberstein provide for a minimum base salary and target annual short-term incentive compensation amounts, as well as other additional terms and conditions of employment. Each of these letters specifies an initial base salary that may be increased in our discretion, but which may not be decreased. The current base salary level for Mr. Robin is $862,434, for Mr. Nicholson is $544,000 and for Dr. Doberstein is $479,000. Under the offer letter agreements, Mr. Robin’s annual target bonus is 65% of his base salary, and the minimum target bonus levels for Mr. Nicholson and Dr. Doberstein is 50% of the executive’s base salary. The offer letter agreements do not provide for any minimum or guaranteed term of employment.

The letter agreements entered into by each of the Named Executive Officers establish the compensation arrangements following separation from us under certain circumstances. Please see “Potential Payments upon Termination or Change in Control” below for more information on these separation arrangements.

GRANTS OF PLAN BASED AWARDS IN 2013

The following table shows, for the fiscal year ended December 31, 2013, certain information regarding grants of plan-based awards to the Named Executive Officers.

Name (a)	Grant Date (b)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#)(3) (j)	Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(4) (l)

		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Howard W. Robin
Annual Incentive Award	N/A	—	624,953	1,249,905
Stock Options	2/6/2013								225,000	8.80	1,033,583
Stock Options	2/6/2013				—	225,000	225,000			8.80	1,033,583

John Nicholson
Annual Incentive Award	N/A	—	262,750	525,500
Stock Options	2/6/2013								92,500	8.80	424,917
Stock Options	2/6/2013				—	92,500	92,500			8.80	424,917

Stephen K. Doberstein, Ph.D.
Annual Incentive Award	N/A	—	231,000	462,000
Stock Options	2/6/2013								50,000	8.80	229,685
Stock Options	2/6/2013				—	50,000	50,000			8.80	229,685

Rinko Ghosh
Annual Incentive Award	N/A	—	227,550	455,100
Stock Options	2/6/2013								50,000	8.80	229,685
Stock Options	2/6/2013				—	50,000	50,000			8.80	229,685

Gil M. Labrucherie
Annual Incentive Award	N/A	—	252,750	505,500
Stock Options	2/6/2013								75,000	8.80	344,528
Stock Options	2/6/2013				—	75,000	75,000			8.80	344,528

(1)	Amounts reported represent the potential short-term incentive compensation amounts payable for our 2013 fiscal year under our Incentive Compensation Policy (or for Mr. Robin, the potential amounts payable under his offer letter). The amounts reported represent each Named Executive Officer’s target and maximum possible payments for the entire 2013 calendar year Because actual payments to the Named Executive Officers could range from 0% to 200% of their target bonus, no threshold payment amount has been established for the Named Executive Officers. The actual short-term incentive bonus amount (if any) earned by each Named Executive Officer for 2013 is reported in Column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table above.
(2)	These grants are subject to both a 4-year time-based vesting requirement and the achievement of specified performance criteria.
(3)	These grants are subject to a 4-year time-based vesting requirement.
(4)	Refer to Note 11 (Stock-Based Compensation) to our audited financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2013 for the relevant assumptions used to determine the grant date fair value of the stock options granted during 2013. The amounts reflected in this column for stock options granted during 2013 that are subject to performance-based vesting conditions represent the grant date fair value of these awards based on the probable outcome (determined as of the grant date in accordance with applicable accounting rules) of the performance-based conditions applicable to the awards.

Description of Plan-Based Awards

Stock Options. Each stock option granted to the Named Executive Officers during 2013 may be exercised to purchase the designated number of shares of our common stock at an exercise price equal to the closing price of the underlying common stock on the grant date. During 2013, the Named Executive Officers were granted only non-qualified stock options. Each Named Executive Officer’s stock option award granted in 2013 has a maximum term of eight years and is subject to a vesting schedule that requires the executive’s continued service through the vesting date. For the stock option awards granted to Named Executive Officers in February 2013, 50% of the options granted will vest and become exercisable on a monthly pro-rata basis over a four-year period following the grant date, and 50% of the options granted will vest and become exercisable after achievement of specified performance criteria described further below as well as also being subject to vesting on a monthly pro-rata basis over a four-year period following the grant date.

Under our performance-based stock option award program for our executive officers, 50% of the stock options granted to our executive officers in February 2013 were made in the form of performance-based stock option awards that vest based on the standard four-year monthly time-based vesting plus a separate performance condition that must also be achieved before the executive officer is permitted to exercise the performance-based stock option. The performance condition will be met only if within five years from the grant date, the Company or one of its collaboration partners files a new drug application or biologics license application with the FDA (or the equivalent new drug registration with the European Medicines Agency) for any “Proprietary Company Program” which is defined to include any drug candidate that is wholly-owned by the Company (e.g. NKTR-102 or NKTR-181) or where the Company is entitled to an average royalty interest equal to or greater than 7.5% of net sales. In September 2013, the European Medicines Agency (EMA) accepted the Marketing Authorization Application (MAA) for naloxegol. This regulatory filing acceptance met the performance condition for the 2013 performance equity grants, which are now only subject to the standard four-year monthly vesting schedule from the date of grant.

Any stock options that are unvested upon a Named Executive Officer’s termination of continuous employment or services will be forfeited without any value, unless the termination of continuous service is a result of death, in which event, subject to any restrictions in the stock option agreement or equity incentive plan, the option would become fully vested and exercisable as of the date of termination. For Messrs. Robin, Nicholson and Dr. Doberstein, in accordance with their letter agreements if any stock options that are unvested upon a their termination of continuous employment as a result of a disability, 50% of the unvested options would become fully vested and exercisable as of the date of termination. In accordance with the letter agreements for the Named Executive Officers described above, any stock options that are vested upon termination of continuous service by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan) will generally remain outstanding and exercisable for 12 months following termination (18 months for Mr. Robin). This exercise period is also 12 months if the termination of employment or continuous services is because of disability and is 18 months if the termination is a result of death. We also have the discretion to extend the applicable exercise period in connection with other terminations of employment. Any vested options that are not exercised within the applicable post-termination of employment exercise period will terminate.

Under the terms of the 2012 Plan, if there is a change in control of the Company, outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the organization and compensation committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be cancelled in exchange for the right to receive a cash payment in connection with the change in control transaction. In addition, outstanding awards held by our Named Executive Officers may vest, upon certain terminations of the Named Executive Officer’s employment without cause or for a good reason resignation in connection with a change of control and in connection with terminations of employment resulting from disability or death. Please see the “Potential Payments Upon Termination or Change of Control” section below for a description of the vesting that may occur in such circumstances.

Each Named Executive Officer’s stock option award was granted under, and is subject to the terms of, the 2012 Equity Incentive Plan. The plans are administered by the organization and compensation committee, and this committee has the ability to interpret and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding stock options to reflect certain corporate transactions and making provision to ensure that participants satisfy any required withholding taxes.

The Named Executive Officers are not entitled to any dividend equivalent rights on their stock option awards, and stock option awards are generally only transferable to a beneficiary of a Named Executive Officer upon his death.

Short-Term Incentive Compensation. All of the Named Executive Officers were eligible to earn a short-term incentive compensation payment under the Incentive Compensation Policy or, for Mr. Robin, under an arrangement that mirrors the Incentive Compensation Policy. These opportunities are reflected in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns of the table above. Please see “Compensation Discussion and Analysis—Current Executive Compensation Program Elements—Short-Term Incentive Compensation and Discretionary Bonuses” for a description of the material terms of the Incentive Compensation Policy and Mr. Robin’s related short-term incentive compensation arrangement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2013

The following table includes certain information with respect to the value of all unexercised options and stock awards previously awarded to the Named Executive Officers as of December 31, 2013.

		Option Awards						Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)	Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Shares or Units of Stock That Have Not Vested (#) (h)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares/ Units etc. That Have Not Vested (#) (j)		Equity Incentive Plan Awards: Payout value of Unearned Shares/ Units etc. That Have Not Vested ($)(3) (k)
Howard W. Robin	1/16/2007	34,435	0	(4)		14.52	1/15/2015
	1/16/2007	565,565	0	(4)		14.52	1/15/2015
	12/21/2007	700,000	0	(5)		6.98	12/20/2015
	2/25/2008	400,000	0	(6)		6.46	2/24/2016
	2/23/2009	525,000	0	(6)		4.65	2/22/2017
	2/1/2010	479,166	20,834	(6)		11.34	1/31/2018
	2/8/2011	212,500	87,500	(6)		10.69	2/7/2019
	2/8/2012	91,666	108,334	(6)		7.21	2/7/2020
	2/8/2012	91,666	108,334	(10)		7.21	2/7/2020
	2/6/2013	46,875	178,125	(6)		8.80	2/5/2021
	2/6/2013	46,875	178,125	(10)		8.80	2/5/2021

John Nicholson	10/2/2007	45,092	0	(5)		8.87	10/1/2015
	10/2/2007	154,908	0	(5)		8.87	10/1/2015
	12/21/2007	100,000	0	(5)		6.98	12/20/2015
	2/25/2008	85,000	0	(6)		6.46	2/24/2016
	2/23/2009	120,000	0	(6)		4.65	2/22/2017
	6/10/2009	150,000	0	(5)		6.34	6/9/2017
	11/18/2009	25,000	0	(7)		9.24	11/17/2017
	2/1/2010	155,000	5,000	(6)		11.34	2/1/2018
	2/8/2011	44,625	18,375	(6)		10.69	2/7/2019
	2/8/2012	22,916	27,084	(6)		7.21	2/7/2020
	2/8/2012	22,916	27,084	(10)		7.21	2/7/2020
	2/6/2013	19,270	73,230	(6)		8.80	2/5/2021
	2/6/2013	19,270	73,230	(10)		8.80	2/5/2021

Stephen K. Doberstein, Ph.D.	1/6/2010	528,750	11,250	(5)		9.53	1/5/2018
	2/8/2011	42,500	17,500	(6)		10.69	2/7/2019
	2/8/2012	22,916	27,084	(6)		7.21	2/7/2020
	2/8/2012	22,916	27,084	(10)		7.21	2/7/2020
	2/6/2013	10,416	39,584	(6)		8.80	2/5/2021
	2/6/2013	10,416	39,584	(10)		8.80	2/5/2021

Rinko Ghosh	2/1/2006									3,600	(9)	40,860
	8/15/2006	15,000	0	(8)		16.39	8/14/2014
	3/16/2007	9,900	0	(6)		11.38	3/15/2015
	3/20/2008	100,000	0	(5)		6.65	3/19/2016
	2/23/2009	40,000	0	(6)		4.65	2/22/2017
	2/23/2009	60,000	0	(5)		4.65	2/22/2017
	12/11/2009	100,000	0	(5)		9.2	12/10/2017
	2/1/2010	57,500	2,500	(6)		11.34	1/31/2018
	2/1/1010	57,500	2,500	(5)		11.34	1/31/2018
	3/22/2010	93,750	6,250	(6)		15.19	3/21/2018
	2/8/2011	70,833	29,167	(6)		10.69	2/7/2019
	2/8/2012	22,916	27,084	(6)		7.21	2/7/2020
	2/8/2012	22,916	27,084	(10)		7.21	2/7/2020
	2/6/2013	10,416	39,584	(6)		8.80	2/5/2021
	2/6/2013	10,416	39,584	(10)		8.80	2/5/2021

		Option Awards						Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options (#) Exercisable (c)	Number of Securities Underlying Unexercised Options (#) Unexercisable (d)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1) (e)	Option Exercise Price ($) (f)	Option Expiration Date (2) (g)	Shares or Units of Stock That Have Not Vested (#) (h)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3) (i)	Equity Incentive Plan Awards: Number of Unearned Shares/ Units etc. That Have Not Vested (#) (j)	Equity Incentive Plan Awards: Payout value of Unearned Shares/ Units etc. That Have Not Vested ($)(3) (k)
Gil M. Labrucherie	3/16/2007	9,900	0	(6)		11.38	3/15/2015
	4/2/2007	10,500	0	(6)		13.02	4/1/2015
	12/21/2007	200,000	0	(5)		6.98	12/20/2015
	2/25/2008	70,000	0	(6)		6.46	2/24/2016
	2/23/2009	120,000	0	(6)		4.65	2/22/2017
	6/10/2009	175,000	0	(5)		6.34	6/9/2017
	11/18/2009	25,000	0	(7)		9.24	11/17/2017
	2/1/2010	115,000	5,000	(6)		11.34	1/31/2018
	2/8/2011	63,750	26,250	(6)		10.69	2/7/2019
	2/8/2012	34,375	40,625	(6)		7.21	2/7/2020
	2/8/2012	34,375	40,625	(10)		7.21	2/7/2020
	2/6/2013	15,625	59,375	(6)		8.80	2/5/2021
	2/6/2013	15,625	59,375	(10)		8.80	2/5/2021

(1)	Options subject to achievement of specified performance criteria.
(2)	For all Named Executive Officers, the expiration date shown is the normal expiration date occurring on the eighth anniversary of the grant date, which is the latest date that the options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Executive Officer’s termination of employment or in connection with certain corporate transactions, including a change of control.
(3)	Restricted stock unit value is calculated based on the December 30, 2013, closing price of our common stock of $11.35.
(4)	Options vest over a five year period, with the first 20% of the options vesting one year from the date of grant and the remaining portion of the options vesting pro-rata on a monthly basis over the following four years.
(5)	Options vest over a four year period, with the first 25% of the options vesting one year from the date of grant and the remaining portion of the options vesting pro-rata on a monthly basis over the following three years.
(6)	Options vest pro-rata on a monthly basis over a period of four years from the date of grant.
(7)	Options vest pro-rata on a monthly basis over a twelve month period.
(8)	Options vest pro-rata on a monthly basis over a period of five years from the date of grant.
(9)	This restricted stock unit award vests based upon achievement of a regulatory filing for a proprietary drug candidate development program before the eighth anniversary of the grant date.
(10)	Options vest upon achievement of specified performance criteria, and additionally once the applicable performance goal has been achieved, will vest pro-rata on a monthly basis over a period of four years from the date of grant.

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table includes certain information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2013, and on the vesting during our 2013 fiscal year of stock awards held by the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Howard W. Robin	—	—	—	—
John Nicholson	—	—	—	—
Stephen K. Doberstein, Ph.D.	—	—	—	—
Rinko Ghosh	—	—	3,600	37,948
Gil M. Labrucherie	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following section describes the benefits that may become payable to the Named Executive Officers in connection with their termination of employment with us or in connection with a change of control. Please see “Compensation Discussion and Analysis—Severance and Change of Control Benefits” for a discussion of how the payments and benefits presented below were determined.

Severance Benefits—No Change of Control

Each of the Named Executive Officers is a party to certain letter agreements and our standard form executive employment agreement, and these agreements include provisions for severance benefits upon certain terminations of employment that are not related to a change of control. Upon a termination of employment by us without cause or by the executive for a good reason resignation (as defined in the CIC Plan and described below), the executive would be entitled to the following severance benefits: (i) a cash severance payment equal to his or her total annual cash compensation target (including base salary and the target value of his or her annual incentive bonus, as such bonus target may be adjusted downward to take into account our performance through the fiscal quarter preceding termination), (ii) an extension of the exercise period for the vested and unexercised portion of all outstanding stock options held by him or her for up to 12 months (18 months for Mr. Robin) following termination and (iii) payment of all applicable COBRA premiums for the executive for up to one year following the termination date. In order to receive the severance benefits described above, each executive must first execute an effective waiver and release of claims in favor of us. Each executive’s cash severance payment would ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

If a Named Executive Officer’s employment with us terminates due to death, the executive’s outstanding unvested stock options will become fully vested and will be exercisable for up to 18 months following termination pursuant to the terms of the Company’s equity incentive compensation plans. In addition, in the case of Messrs. Robin, Nicholson and Dr. Doberstein, the executive’s estate would be entitled to a pro-rata portion of the target annual incentive bonus for the year in which his death occurred.

If a Named Executive Officer terminates employment with us as a result of disability, vested options will be exercisable for up to twelve months following termination pursuant to the terms of the Company’s stock option agreement. Each Named Executive Officer is entitled to have 100% of his stock options become fully vested upon disability for all outstanding stock options other than those under the 2012 Plan. For Messrs. Robin, Nicholson and Dr. Doberstein, they are each also entitled to have 50% of outstanding unvested stock options become fully vested upon disability for stock options under the 2012 Plan in accordance with the terms and conditions of their letter agreements. In addition, pursuant to their offer letter agreements, Messrs. Robin, Nicholson and Dr. Doberstein would each be entitled to receive a pro-rata portion of the executive’s target annual incentive bonus for the year of termination in the event of a disability.

Pursuant to our standard form employment agreement, following a termination of employment, each Named Executive Officer will be subject to an indefinite restriction on the disclosure of our confidential information and a one-year non-solicitation restriction covering our customers and employees, as well as certain other restrictions.

The following table lists the estimated amounts that would become payable to each of the Named Executive Officers under the circumstances described above, assuming that the applicable triggering event occurred on December 31, 2013.

Executive & Triggering Event	Estimated Value of Cash Severance ($)	Estimated Value of COBRA Benefits ($)(1)	Estimated Value of Vesting Acceleration ($)(2)	Estimated Value of Pro-Rata Bonus ($)	Estimated Total ($)
Howard W. Robin
Without Cause or Good Reason	1,458,223	28,737	N/A	N/A	1,486,959
Disability	N/A	N/A	1,409,183	624,953	2,034,135
Death	N/A	N/A	1,863,401	624,953	2,488,354

John Nicholson
Without Cause or Good Reason	788,250	32,680	N/A	N/A	820,930
Disability	N/A	N/A	423,170	262,750	685,920
Death	N/A	N/A	609,906	262,750	872,656

Stephen K. Doberstein
Without Cause or Good Reason	693,000	20,166	N/A	N/A	713,166
Disability	N/A	N/A	336,745	231,000	567,745
Death	N/A	N/A	458,159	231,000	689,159

Rinko Ghosh
Without Cause or Good Reason	682,650	19,617	N/A	N/A	702,267
Disability	N/A	N/A	243,556	N/A	243,556
Death	N/A	N/A	445,434	N/A	445,434

Gil M. Labrucherie
Without Cause or Good Reason	758,250	28,737	N/A	N/A	786,987
Disability	N/A	N/A	353,750	N/A	353,750
Death	N/A	N/A	656,653	N/A	656,653

(1)	The value of COBRA benefits are based upon actual rates that were in place effective as of December 2013.
(2)	For purposes of this table, we have assumed that (i) the price per share of our common stock is equal to the closing price per share on the last trading day of the fiscal year ended December 31, 2013 ($11.35), and (ii) the value of any stock options or restricted stock units that may be accelerated is equal to the full value of such awards on that date (i.e., the full “spread” value for stock options and the full value of the shares underlying restricted stock unit awards). No value is attributed to any stock options with an exercise price greater than or equal to $11.35.

Severance Benefits—Change of Control

Each of the Named Executive Officers is covered under the CIC Plan. The CIC Plan provides for certain severance benefits to these executives and our other employees covered by the plan upon certain terminations of employment occurring in connection with a change of control of us.

If a change of control of the Company occurs, each Named Executive Officer will be entitled to severance benefits under the CIC Plan if the executive’s employment is terminated by us or a successor company without cause or by the executive for a good reason resignation, in each case within a period generally beginning on the date the agreement providing for a change of control is executed and ending twelve months following the change of control. Severance benefits under the CIC Plan include: (i) a cash severance payment equal to 12 months of base salary (24 months for Mr. Robin) and the target value of the executive’s annual incentive bonus, (ii) payment by us of the same portion of the executive’s COBRA premiums as we pay for active employees’ group health coverage for up to 12 months (18 months for Mr. Robin) following termination, (iii) provision of up to $5,000 for outplacement services received within 12 months following termination, (iv) accelerated vesting of all outstanding stock options, restricted stock units and other outstanding equity awards; and (v) other than in the case of Dr. Doberstein, a “gross up” payment to compensate the executive for excise taxes (if any) imposed under Section 4999 of the Internal Revenue Code, but only to the extent the excise taxes cannot be avoided by reducing the severance benefits by an amount not exceeding 10% such that the executive receives a greater-after tax amount as a result of the “cut-back” in benefits. In April 2011, the board of directors amended the CIC Plan so that this “gross up” benefit is not available for new hires following January 1, 2010 but is grandfathered for employees who joined the CIC Plan before that date so long as they are not promoted to a position such that he or she would be entitled to additional benefits under the plan. Accordingly, Dr. Doberstein is not entitled to this “gross up” benefit as he joined the CIC Plan after January 1, 2010. In order to receive the severance benefits described above, each executive must first execute an effective waiver and release of claims in favor of us pursuant to a separation and release agreement. Each executive’s cash severance payment will ordinarily be paid in a lump-sum within 60 days following the executive’s separation from service, although payment will be delayed to the extent required to comply with Section 409A of the Internal Revenue Code.

For the purposes of the CIC Plan, a good reason resignation means a resignation upon the occurrence of one or more of the following events: (i) assignment of any authority, duties or responsibilities that results in a material diminution in the executive’s authority, duties or responsibilities as in effect immediately prior to the change of control, (ii) assignment to a work location more than 50 miles from the executive’s immediately previous work location, unless such reassignment of work location decreases the executive’s commuting distance from his or her residence to the executive’s assigned work location, (iii) a material diminution in the executive’s monthly base salary as in effect on the date of the change of control or as increased thereafter, (iv) notice to the executive by us or the successor company during the 12-month period following the change of control that the executive’s employment will be terminated under circumstances that would trigger severance benefits under the CIC Plan but for the designation of a date for termination that is greater than 12 months following the change of control and (v) for Mr. Robin, if he does not serve in his same position in the successor company or is not appointed to the board of directors of the successor company. In order for a good reason resignation to occur, the executive must first give us timely written notice of the grounds for good reason resignation, and we must have failed to cure such condition after a period of 30 days.

Pursuant to the CIC Plan, the separation and release agreement that each of the Named Executive Officers will be required to execute to receive severance benefits under the plan will also require each executive to agree to continue to be subject to the restrictions on the disclosure of our confidential information in his or her employment agreement, to non-solicitation restrictions and to certain other restrictions.

Had a change of control occurred during the 2013 fiscal year and had the employment of each of the Named Executive Officers terminated on December 31, 2013 under one of the qualifying circumstances described above, each executive would have been entitled to receive the estimated benefits set forth in the table below.

Name (1)	Estimated Value of Cash Severance ($)	Estimated Value of COBRA and Outplacement Benefits ($)(1)	Estimated Value of Vesting Acceleration ($)(2)	Estimated Value of Excise Tax Gross-Up ($)	Estimated Total ($)
Howard W. Robin	2,916,445	48,105	1,863,401	0	4,872,952
John Nicholson	788,250	37,680	609,906	0	1,435,836
Stephen K. Doberstein, Ph.D.	693,000	25,166	458,159	N/A	1,176,325
Rinko Ghosh	682,650	24,617	445,434	0	1,152,701
Gil M. Labrucherie	758,250	33,737	656,563	0	1,448,549

(1)	This amount includes estimated COBRA premiums based upon actual rates as of December 2013 and up to $5,000 for outplacement services.
(2)	Pursuant to the terms of our equity compensation plans, these Named Executive Officers would also have been entitled to this same full equity acceleration (i) if a corporate transaction (as defined in the applicable plan) occurred and the surviving or acquiring corporation refused to assume outstanding equity awards or substitute similar replacement awards for outstanding equity awards or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the combined voting power of our shares in a transaction that is not a corporate transaction as defined in the applicable plan. See note (2) to the table above for the calculation of these amounts.

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table represents aggregate fees billed to us for fiscal years ended December 31, 2013 and December 31, 2012 by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended
	2013	2012
Audit Fees	$930,584	$1,179,163
Audit Related Fees	—	—
Tax Fees	11,452	164,742
All Other Fees	—	—

Total	$942,036	$1,343,905

Audit Fees. This category consists of fees related to the audit of our annual consolidated financial statements and our internal control over financial reporting, review of interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory audit, registration statements and other regulatory filings.

Tax Fees. This category consists of fees related to services provided for international tax compliance and tax consultation services.

The audit committee approved all fees described above.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Prior to Ernst & Young LLP rendering services other than audit services, the audit committee would review and approve such non-audit services only if such services were compatible with maintaining Ernst & Young LLP’s status as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material’ or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

The audit committee is currently comprised of four non-employee directors, Susan Wang, who chairs the committee, and R. Scott Greer, Joseph J. Krivulka, and Dennis L. Winger. Our board of directors has determined that Ms. Wang and Messrs. Greer. Krivulka, and Winger meet the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and in the applicable NASDAQ rules. In addition, the board of directors has determined that Ms. Wang and Mr. Winger each qualify as audit committee financial experts as defined by SEC rules. The audit committee has the responsibility and authority described in the Nektar Therapeutics Audit Committee Charter, which has been approved by the board of directors. A copy of the Audit Committee Charter is available on our website at www.nektar.com.

The audit committee is responsible for assessing the information provided by management and our independent registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the audit committee on any deficiencies found. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the annual financial statements and for reviewing the unaudited interim financial statements.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the annual report on Form 10-K for the year ended December 31, 2013 with both management and our independent registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with our independent registered public accounting firm the overall scope and plan of the audit. In addition, it met with our independent registered public accounting firm, with and without management present, to discuss the results of our independent registered public accounting firm’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted accounting standards in the United States. The audit committee has also received from, and discussed with, our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (PCAOB).

The audit committee has discussed with Ernst & Young LLP that firm’s independence from management and our Company, including the matters in the written disclosures and the letter regarding independence from Ernst & Young LLP required by applicable requirements of the PCAOB. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence. Based on its evaluation, the audit committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors approved, the inclusion of the audited financial statements and management’s assessment of the effectiveness of our internal controls over financial reporting in the annual report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

Audit Committee

Susan Wang—Chairwoman

R. Scott Greer

Joseph J. Krivulka

Dennis L. Winger

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ADDITIONAL INFORMATION

Our website address is http://www.nektar.com. The information in, or that can be accessed through, our website is not deemed to be incorporated by reference into this proxy statement. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports are available, free of charge, on or through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding our filings at www.sec.gov. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC is available without charge upon written request to: Secretary, Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, California 94158.

By Order of the Board of Directors

/s/ Gil M. Labrucherie

Gil M. Labrucherie

Senior Vice President, General Counsel and

Secretary

May 16, 2014

Exhibit 1

NEKTAR THERAPEUTICS

EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS FEBRUARY 10, 1994

APPROVED BY STOCKHOLDERS FEBRUARY 18, 1994

AMENDED AND RESTATED MAY 10, 2002

APPROVED BY STOCKHOLDERS JUNE 25, 2002

AMENDED AND RESTATED SEPTEMBER 15, 2009

AMENDED AND RESTATED MARCH 23, 2010

APPROVED BY STOCKHOLDERS JUNE 29, 2010

1.	PURPOSE.

(a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

(c) The Company intends that the Purchase Rights be considered options issued under an Employee Stock Purchase Plan.

2.	DEFINITIONS.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee appointed by the Board in accordance with Section 3(c) of the Plan.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means Nektar Therapeutics, a Delaware corporation.

(f) “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount through payroll deductions withheld during the Offering.

(g) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

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(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(h) “Director” means a member of the Board.

(i) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(j) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Related Corporation.

(k) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day of the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(n) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(o) “Offering Date” means a date selected by the Board for an Offering to commence.

(p) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(q) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(r) “Plan” means this Nektar Therapeutics Employee Stock Purchase Plan, as amended and restated March 23, 2010.

(s) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(t) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(u) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

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(v) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 15.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

Subject to the provisions of Section 14 relating to adjustments upon changes in securities, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate one million five hundred thousand (1,500,000) shares of Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

5.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the

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requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

6.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than twenty (20) hours per week and more than five (5) months per calendar year.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five

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thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%), of such Employee’s Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions.

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(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	EXERCISE.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8(b), or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the

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maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants.

10.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

12.	RIGHTS AS A STOCKHOLDER.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

13.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14.	ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

(a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

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(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15.	AMENDMENT OF THE PLAN.

(a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

(b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights into compliance therewith.

(c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except: (i) with the consent of the person to whom such Purchase Rights were granted, or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation, the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans).

16.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Any benefits, privileges, entitlements and obligations under any Purchase Rights while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights comply with the requirements of Section 423 of the Code.

17.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Purchase Rights shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related

8

Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of California without resort to that state’s conflicts of laws rules.

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NEKTAR

NEKTAR THERAPEUTICS

ATTN: SECRETARY

455 MISSION BAY BOULEVARD SOUTH

SAN FRANCISCO, CA 94158

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 24, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Nektar Therapeutics in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 24, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M75485-P50759-Z62736

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

NEKTAR THERAPEUTICS

The Board of Directors recommends a vote “FOR” each nominee listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.

Vote on Directors

1. To elect three directors with terms to expire at the 2017 Annual Meeting of Stockholders;

Nominees:

For Against Abstain

1a. Joseph J. Krivulka

1b. Howard W. Robin

1c. Dennis L. Winger

Vote on Other Proposals

For Against Abstain

2. To approve an amendment to our Employee Stock Purchase Plan, as amended and restated, to increase the aggregate number of shares of common stock available for issuance under the plan by 1,000,000 shares for a total reserve of 2,500,000 shares.

3. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

4. To approve a non-binding advisory resolution regarding our executive compensation (a “say-on-pay” vote).

For address changes and/or comments, please check this box and write them on the back where indicated.

Yes No

MATERIALS ELECTION

As of July 1, 2007, SEC rules permit companies to send you a notice that proxy information is available on the Internet (the “Notice”), instead of mailing you a complete set of materials. Check the box to the right if you want to receive a complete set of future proxy materials by mail, at no cost to you. If you do not take action you may receive only a Notice.

Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M75486-P50759-Z62736

NEKTAR THERAPEUTICS

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2014

The undersigned hereby appoints Howard W. Robin and Gil M. Labrucherie, and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Nektar Therapeutics which the undersigned may be entitled to vote at the annual meeting of stockholders of Nektar Therapeutics to be held on Wednesday, June 25, 2014 at 2:00 p.m. local time at Nektar Therapeutics, 455 Mission Bay Boulevard South, San Francisco, CA 94158 (and at any and all postponements, continuations and adjournments thereof), with all powers that the undersigned would possess if personally present, upon and in respect of the matters listed on the reverse side and in accordance with the instructions specified on the reverse side, with discretionary authority as to any and all matters that may properly come before the meeting. You hereby revoke all proxies previously given.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2, 3 and 4, as more specifically indicated in the Proxy Statement, and at the discretion of the proxies with regard to any other matter that may properly come before the meeting or any continuation, adjournment or postponement thereof. If you vote by telephone or Internet, you do not need to mail back this Proxy.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side